Exhibit 1.1

BVI Company Number: 605635

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

MEMORANDUM OF ASSOCIATION

AND ARTICLES OF ASSOCIATION

OF

BBB FOODS INC.

Incorporated on July 9, 2004

Amended and Restated on February 12, 2016

Amended and Restated on February 8, 2024

Conyers Trust Company (BVI) Limited

P.O. Box 3140

Road Town

Tortola

British Virgin Islands

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BBB FOODS INC.

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

MEMORANDUM OF ASSOCIATION

OF

BBB FOODS INC.

1.
NAME

The name of the Company is BBB Foods Inc. (the “Company”).

2.
STATUS
2.1.
The Company is a company limited by shares.
2.2.
The Company was incorporated on the 9th day of July, 2004 pursuant to the International Business Companies Act 1984 (the “IBC Act”) and immediately prior to its automatic re-registration under the BVI Business Companies Act (as amended from time to time, the “Act”), it was governed by the IBC Act.
3.
REGISTERED OFFICE AND REGISTERED AGENT
3.1.
At the date of the notice disapplying Part IV of Schedule 2 of the Act, the registered office of the Company was at Akara Bldg, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands.
3.2.
At the date of the notice disapplying Part IV of Schedule 2 of the Act, the registered agent of the Company was Mossack Fonseca & Co. (B.V.I.) Ltd., P.O. Box 3136, Road Town, Tortola, British Virgin Islands.
3.3.
The current registered office of the Company is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.
3.4.
The current registered agent of the Company is Conyers Trust Company (BVI) Limited of Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.
4.
CAPACITY AND POWERS

Subject to the Act and any other applicable British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

4.1.
full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and
4.2.
for the purposes of Clause 4.1 of this Memorandum, full rights, powers and privileges.

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5.
NUMBER AND CLASSES OF SHARES
5.1.
The Company is authorised to issue an unlimited number of shares divided into:
(a)
an unlimited number of class A common shares of the Company with no par value (“Class A Shares”);
(b)
an unlimited number of class B common shares of the Company with no par value (“Class B Shares”); and
(c)
an unlimited number of class C common shares of the Company with no par value (“Class C Shares” and, collectively with the Class A Shares and Class B Shares, the “Shares”).
5.2.
Shares may be issued in one or more series of shares as the Board of Directors may determine from time to time.
6.
RIGHTS ATTACHING TO SHARES
6.1.
Subject to this Memorandum and the Articles and the rights attaching to any Additional Class of Shares, each Share of the Company confers on the holder:
(a)
the right to receive notice of and attend any meeting of Members;
(b)
the voting rights specified in Clause 7 of this Memorandum;
(c)
the right to an equal share in any dividend paid by the Company; and
(d)
the right to an equal share in the distribution of any surplus assets of the Company on the winding up or dissolution of the Company.
6.2.
The Class A Shares are freely transferable. The Class B Shares and the Class C Shares are subject to (a) the Lock-Up Restrictions set out in Schedule One to the Articles; and (b) the Transfer Restrictions set out in Schedule Two of the Articles, in each case for the periods specified therein.
6.3.
Each Class B Share is convertible in accordance with Part A of Schedule Three of the Articles. Each Class C Share is convertible in accordance with Part B of Schedule Three of the Articles.
6.4.
Upon the issuance by the Company of any Shares or any other shares or securities, the Class B Shares shall have the pre-emptive rights set out in Schedule Four of the Articles.
6.5.
The Class B Shares and the Class C Shares shall have the registration rights set-out in Schedule Five to the Articles.
6.6.
The Class B Shares and the Class C Shares shall not be listed on any U.S. or foreign national or regional securities exchange or market.
6.7.
The holders of the Shares are not entitled to the benefits of any redemption or sinking fund provision.

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6.8.
Any Shares deliverable upon exercise by any Class B Shareholder of an option granted by the Company shall be deliverable in Class C Shares if Class C Shares shall continue to be in issue as a class at such time and, after such time as no Class C Shares are in issue, in Class A Shares, unless otherwise provided by the terms of the option grant.
6.9.
Any Shares deliverable upon exercise by a Shareholder of any class of Shares other than Class B Shares of an option granted by the Company shall be deliverable in Class C Shares if Class C Shares shall continue to be in issue as a class at such time and, after such time as no Class C Shares are in issue, in Class A Shares, unless otherwise provided by the terms of the option grant.
7.
VOTING RIGHTS
7.1.
At any meeting of the Members or in respect of any Resolution of Members, Special Resolution of Members or on any other exercise of voting or approval rights:
(a)
the holders of Class A Shares shall be entitled to one (1) vote per share;
(b)
the holders of Class B Shares shall be entitled to fifteen (15) votes per share; and
(c)
the holders of Class C Shares shall be entitled to one (1) vote per share.
7.2.
Except as expressly provided by Clause 8 of this Memorandum, the Class A Shares, the Class B Shares and the Class C Shares shall vote together as a single class on all matters, including (without limitation) on any matter, amendment or transaction requiring a Resolution of Members, Special Resolution of Members or other exercise of voting or approval rights (and whether pursuant to this Memorandum, the Articles, the Act or otherwise).
7.3.
There shall be no cumulative voting rights with respect to the Shares.
8.
VARIATION OF RIGHTS

Subject to Clause 9 of this Memorandum and notwithstanding any other provision of this Memorandum or the Articles, if an amendment to this Memorandum or the Articles is proposed that varies or affects those rights attaching to a particular class of Shares in a manner that is materially different to the other class(es) of Shares, such amendment shall (in addition to any other approval required under this Memorandum and/or the Articles) require (a) the approval of the holders of a simple majority of the Shares of that particular class present and voting at a duly convened class meeting; or (b) a resolution in writing consented to by the holders of a simple majority of that particular class of Shares.

9.
POWER OF DIRECTORS TO AUTHORISE AND ISSUE PREFERRED SHARES
9.1.
Notwithstanding any other provision of this Memorandum or the Articles, the Company may from time to time by Resolution of Directors adopted in accordance with Clause 11.1(c) of this Memorandum, and without prior notice to or obtaining the approval of any shareholder amend this Memorandum and/or the Articles to authorise the issuance by the Company of any additional class or classes of shares with or without par value (each an “Additional Class of Shares”) and specify the rights, privileges, restrictions and conditions attaching to each such Additional Class of Shares, as the Board of Directors

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may determine in their sole and absolute discretion. Without limitation to the foregoing, the Board of Directors may by Resolution of Directors determine:
(a)
the number of shares constituting an Additional Class of Shares and the distinctive designation of that class;
(b)
the dividend and other distribution rights of the Additional Class of Shares and, if the Additional Class of Shares are preferred shares, the preference rate and/or coupon; whether dividends shall be cumulative and, if so, from which date or dates, and whether they shall be payable in preference to, or in relation to, the dividends payable on the Shares or any other class or classes of shares;
(c)
whether the Additional Class of Shares shall have voting rights and, if so, the terms and conditions of such voting rights, including, without limitation, whether they shall vote separately or together as a single class with the Shares and/or any other class of shares;
(d)
whether the Additional Class of Shares shall have conversion and/or exchange rights and privileges and, if so, the terms and conditions of such conversion and/or exchange, including, without limitation, whether conversion or exchange is at the option of the holder or the Company (or both), the trigger events for conversion or exchange and/or provisions for adjustment of the conversion or exchange rate;
(e)
whether the Additional Class of Shares shall be redeemable and, if so, the terms and conditions of such redemption, including, without limitation, the manner of selecting shares for redemption, the trigger events for redemption, whether redemption is at the option of the holder or the Company (or both) and the method for calculating the consideration (in cash or in kind) that is due in case of redemption, which may be less than the market value and may be variable;
(f)
whether a sinking fund shall be applied to the distribution rights and/or purchase, exchange or redemption rights of the Additional Class of Shares (and the terms and conditions thereof);
(g)
whether the Additional Class of Shares shall impose conditions and restrictions upon the business and affairs of the Company and/or any of its subsidiaries or the right to approve and/or veto certain matters (including the issuance of any shares, the making of any distribution and/or the incurrence of indebtedness);
(h)
the rights of the shares of that Additional Class of Shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including, without limitation, any liquidation preference and whether such rights shall be in preference to, or in relation to, the comparable rights of the Shares or any other class or classes of shares; and
(i)
any other relative, participating, optional or other special rights, privileges, powers, qualifications, limitations or restrictions of that Additional Class of Shares, including, without limitation, any right to appoint and/or remove one or more directors of the Company.
9.2.
Unless expressly provided by the terms of any Additional Class of Shares as set-out in this Memorandum from time to time, the authorisation and issuance by the Company of any Additional Class of Shares and any attendant amendments to this Memorandum and

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the Articles pursuant to Clause 9.1 of this Memorandum shall be deemed not to constitute a variation of any class rights attaching to the Shares or any other class or classes of shares of the Company then in issue (whether for the purposes of Clause 8 of this Memorandum or otherwise), and, for the avoidance of doubt, no Resolution of Members, Special Resolution of Members, class resolution or other approval of the shareholders or any one of them shall be required for such authorisation and issuance or the attendant amendments to this Memorandum and the Articles.
10.
REGISTERED SHARES

The Company shall issue registered shares only. The Company is not authorised to issue bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares.

11.
AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION
11.1.
This Memorandum and the Articles may only be amended if approved by:
(a)
both a Resolution of Members and a Resolution of Directors, but subject to the condition that the Resolution of Directors is adopted in accordance with the Articles not later than the seventh day following the adoption of the Resolution of Members; or
(b)
a Special Resolution of Members, save that in no circumstances whatsoever may:
(i)
any of the Relevant Provisions be amended pursuant to this Clause 11.1(b);
(ii)
any amendment be made to the Memorandum or the Articles pursuant to this Clause 11.1(b) which limits or reduces the number of shares or classes of shares that may be authorised and issued pursuant to Clause 9 of this Memorandum;
(iii)
any amendment be made to the Memorandum or the Articles pursuant to this Clause 11.1(b) that is inconsistent with or that conflicts with, or which circumvents, overrides, fetters or limits (or that otherwise interferes with the intended operation of), any Relevant Provision or this Clause 11.1(b) (or which purports to do any of the foregoing); or
(c)
a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:
(i)
to restrict the rights or powers of the Members to amend the Memorandum or Articles;
(ii)
to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles; or
(iii)
in circumstances where the Memorandum or Articles cannot be amended by the Members,

and all rights conferred upon shareholders herein are granted subject to the above reservations.

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12.
INCORPORATION BY REFERENCE

For the purposes of section 9 of the Act, any rights, privileges, restrictions and conditions attaching to the Shares, each Additional Class of Shares or any other shares of the Company that are set out in the Articles (and the Schedules thereto) are deemed to be set out and incorporated in full in this Memorandum.

13.
DEFINITIONS

Unless otherwise defined or the context otherwise requires, capitalized words in this Memorandum that are not otherwise defined herein are as defined in the Articles annexed hereto.

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We, MOSSACK, FONSECA & CO. (B.V.I.) LTD of Akara Building, 24 de Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands, for the purpose of disapplying Part IV of Schedule 2 of the Act, hereby sign this Memorandum of Association this 12th day of February, 2016.

Registered Agent

………………………….……………… Bryan Scatliffe

Authorised Signatory

MOSSACK FONSECA & CO. (B.V.I.) LTD

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BVI Company Number: 605635

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

ARTICLES OF ASSOCIATION

OF

BBB FOODS INC.

A COMPANY LIMITED BY SHARES

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TABLE OF CONTENTS

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INTERPRETATION

1. Definitions

SHARES

2. Shares

3. Power of the Company to Purchase its Shares

4. Certificates for Shares

5. Fractional Shares

6. Registered Shareholders

7. Transfer of Registered Shares

8. Transmission of Registered Shares

9. Division and Combination of Shares

10. Fixing a Record Date

SHAREHOLDER MEETINGS

11. Meetings of Shareholders

DIRECTORS

12. Directors

NOTICES

13. Notices

OFFICERS

14. Officers and Agents

15. The Chairman Of The Board

DISTRIBUTIONS

16. Distributions and Dividends

17. Reserve for Distributions

GENERAL PROVISIONS

18. Checks

19. Fiscal Year

20. Corporate Seal

DIRECTOR CONFLICTS AND INDEMNIFICATION

21. Indemnification

22. Conflicts of Interest

CORPORATE RECORDS

23. Documents to be Kept

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ACCOUNTS

24. Books of Account

25. Form of Records

26. Financial Statements

AUDITS

27. Audit

28. Appointment of Auditor

VOLUNTARY LIQUIDATION

29. Liquidation

FUNDAMENTAL CHANGES

30. Changes

31. Continuation under Foreign Law

EXCLUSIVE JURISDICTION

32. Exclusive Jurisdiction

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INTERPRETATION

14.
Definitions
14.1.
In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	means the BVI Business Companies Act, as from time to time amended or restated;
Additional Class of Shares	has the meaning given in Clause 9 of the Memorandum;
Affiliates	as such term is defined in Rule 405 promulgated under the Securities Act and including, without limitation, any partners, members or shareholders of the Person specified;
Annual Meeting	has the meaning given to it in Article 11.1(a);
Applicable Law

means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity;

Articles	means these Articles of Association as from time to time amended or restated;
Associates	as such term is defined in Rule 405 promulgated under the Securities Act;
Available Board Seats	has the meaning given to it in Article 12.3(b);
Beneficial Owners	as such term is defined in Rule 13d-3 promulgated under the Exchange Act, and

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“Beneficially Owned” shall have the correlative meaning;
Board of Directors or Board	means the board of directors appointed or elected pursuant to these Articles and acting by Resolution of Directors or, where the context so requires, acting by Special Resolution of Directors;
Candidates	has the meaning given to it in Article 12.3(b);
Chairman	means the Chairman of the Board of Directors appointed pursuant to Article 14.1 from time to time or, where the context requires, a person acting as Chairman pursuant to Article 15.2;
Class A Shares	means the Class A common shares of the Company with no par value;
Class A Shareholder	means, as of any date, any holder of Class A Shares;
Class B Shares	means the Class B common shares of the Company with no par value;
Class B Shareholder	means, as of any date, any holder of Class B Shares;
Class C Shares	means the Class C common shares of the Company with no par value;
Class C Shareholder	means, as of any date, any holder of Class C Shares;
Class I Director	has the meaning given in Article 12.2;
Class II Director	has the meaning given in Article 12.2;
Class III Director	has the meaning given in Article 12.2;
Company	means BBB Foods Inc.;
Connected Person

means, in relation to any Person: (i) any Family Member; (ii) the trustees of any trust of which the Person or any Family Member is a beneficiary or discretionary object (other than a trust which is either an occupational pension scheme or an employees’ share scheme); (iii) any company or other legal entity of which the Person which is an Affiliate or would be an Affiliate if the Person’s Family Members’ Control was ascribed to and aggregated with such Person; or (iv) any general or limited partnership or limited liability partnership in

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which the Person or any Family Members are directly or indirectly interested (or have a conditional or contingent entitlement to become interested) so that they hold or Control or would on the fulfilment of the condition or the occurrence of the contingency be able to Control and/or be able to replace any general partner or equivalent governing person or body, and “Connected Persons” shall mean any one or more of the foregoing;

Control

means, in relation to any Person (being the “Controlled Person”), being:

(a) entitled to exercise, or control the exercise of, directly or indirectly, more than fifty per cent. (50%) of the voting power at any meeting of the shareholders, members or partners or other equity holders (and including, in the case of a limited partnership, of the limited partners) (or in the case of a trust, of the beneficiaries) of the Controlled Person in respect of all or substantially all matters falling to be decided by resolution or meeting of such Persons; or

(b) entitled to appoint or remove (i) directors on the Controlled Person’s board of directors or its other governing body (or, in the case of a limited partnership, of the board or other governing body of its general partner) who are able (in the aggregate) to exercise more than fifty per cent. (50%) of the voting power at meetings of that board or governing body in respect of all or substantially all matters; and/or (ii) any managing member of such Controlled Person; (iii) in the case of a limited partnership, its general partner; or; (iv) in the case of a trust, its trustee and/or manager, and “Controller” and “Controlling” shall be construed accordingly;

Derivative Instrument	means any option, warrant, convertible security, share appreciation right, swap, hedge, stock borrowing agreement, contract for difference, synthetic interest or other

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contractual right relating to any class or series of shares of the Company, including without limitation (i) any right whose value is linked to the price of any class or series of shares of the Company or which has an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares or otherwise; (ii) any other direct or indirect right, agreement, understanding or arrangement to profit or share in any profit derived from any increase or decrease in the value of any class or series of shares of the Company; and (iii) any right, agreement, understanding or arrangement that increases or decreases the voting power or distribution rights of any person or entity with respect to any class or series of shares of the Company;

Dispute	has the meaning given to it in Article 32.4;
Distribution

means:

(a) the direct or indirect transfer of an asset, other than the Company’s own Shares, to or for the benefit of a Member; or

(b) the incurring of a debt to or for the benefit of a Member,

in relation to Shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend, but shall exclude a purchase, redemption or other acquisition of the Company’s Shares specified in section 63 of the Act and any surrender of shares pursuant to section 59(1A) of the Act;

Exchange Act	the Securities Exchange Act of 1934 of the United States, as amended from time to time;
Family Member	any child, parent, spouse, civil law partner, or sibling;
Governmental Entity	means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency;

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IBC Act	means the International Business Companies Act 1984;
Independent

means, in relation to any individual, that the person would be eligible to serve on an audit committee pursuant to the applicable requirements of Section 10A(m)(1) of the Exchange Act and Rule 10A-3 promulgated thereunder;

IPO	means the admission of the Class A Shares of the Company to trading on the New York Stock Exchange;
IPO Date	means the date on which the Company’s Registration Statement on Form F-1 becomes effective under the Securities Act;
IPO Lock-Up Period	means the period of one hundred and eighty (180) calendar days commencing on the IPO Date;
Liquidity Lock-Up Period	means the period of twenty-four (24) months commencing on the date following the expiry of the IPO Lock-Up Period;
Lock-Up Period	means the period commencing on the first date of the IPO Lock-Up Period and ending on the last day of the Liquidity Lock-Up Period;
Lock-Up Restrictions	means the restrictions on Transfers of the Class B Shares and the Class C Shares as set-out in Schedule One;
Member	means a person whose name is entered in the register of members as the holder of one or more shares in the Company;
Memorandum	means the Memorandum of Association of the Company as from time to time amended or restated;
Permitted Transfer	has the meaning specified in paragraph 1.1 of Schedule Two;
Permitted Transferee	has the meaning specified in paragraph 1.1 of Schedule Two;
Person	means any individual, company, corporation, partnership, limited partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated

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organisation, governmental body or other entity;
Proposing Shareholder	has the meaning given to it in Article 11.4;
Proposing Shareholder Parties

means, in relation to any Proposing Shareholder, collectively, the Proposing Shareholder and the Beneficial Owner(s) of all the Shares in respect of which the any proposal or nomination is made, if any, and the Proposing Shareholder’s and Beneficial Owners’ respective Affiliates, Associates, Connected Persons and others acting in concert with any of the foregoing and “Proposing Shareholder Party” means any one of them;

Relevant Provisions

means (i) Clause 4, Clause 8 and Clause 11 of the Memorandum; (ii) Articles 2, 3, 10, 11.1 to 11.4 (inclusive), 12, 14, 16.1 to 16.3 (inclusive), 21, 22, 27, 28, 29, 30, 31 and 32; and (iii) all definitions relating to such provisions, including, without limitation, the following definitions in this Article 1.1: Distribution, Derivative Instrument, IPO Date, Proposing Shareholder Parties, Resolution of Directors, Resolution of Members, Special Resolution of Directors, Special Resolution of Members, Transfer Agent and this definition of Relevant Provisions;

Relevant Time	has the meaning given to it in Article 12.2(b);
Representative	has the meaning given to it in Article 11.16(g);
Requisition Notice	has the meaning given to it in Article 11.3(b);
Requisitioning Shareholders	has the meaning given to it in Article 11.3(b);
Resolution of Directors

means:

(a)
a resolution approved at a duly constituted and quorate meeting of directors (or of a committee of directors, as the case may be) by the affirmative vote of those directors who are entitled to attend and are present at the meeting and who are entitled to cast not less than a simple majority of the votes at the meeting; or
(b)
a resolution consented to in writing by a majority of the directors (or a majority of

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the members of a committee of directors, as the case may be) who are entitled to vote on the resolution as adopted in accordance with Article 12.10;
Resolution of Members

means a resolution approved at a duly constituted and quorate meeting of Members by the affirmative vote of not less than a simple majority of the votes of those Members present at the meeting and entitled to vote and voting on the resolution; provided always that a Resolution of Members may not be adopted or consented to in writing at any time;

Seal	means the common seal of the Company;
SEC	means the U.S. Securities and Exchange Commission;
Securities Act	means the Securities Act of 1933 of the United States, as amended from time to time;
Secretary

means the person appointed to perform any or all of the duties of secretary of the Company and, where the context allows, includes any deputy or assistant secretary and any person appointed by the Board of Directors to perform any of the duties of the Secretary;

Share	means a share of any class or series issued by the Company;
Shareholder	means a Member;
Special Meeting	has the meaning given to it in Article 11.2;
Special Resolution of Directors

means:

(a)
a resolution approved at a duly constituted and quorate meeting of directors (or of a committee of directors, as the case may be) by the affirmative vote of those directors who are entitled to attend and are present at the meeting and who are entitled to cast not less than two-thirds of the votes at the meeting; or
(b)
a resolution consented to in writing by two-thirds of the directors (or two-thirds of the members of a committee of directors, as the case may be) who are

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entitled to vote on the resolution and adopted in accordance with Article 12.10;
Special Resolution of Members

means a resolution approved at a duly constituted and quorate meeting of Members by the affirmative vote of not less than two-thirds of the votes of those Members present at the meeting and entitled to vote and voting on the resolution, provided always that a Special Resolution of Members may not be adopted or consented to in writing without a meeting at any time;

Transfer

(i) any direct or indirect sale, assignment, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, of any Class B Shares or Class C Shares; (ii) the entry into any contract, option or other arrangement or understanding with respect to any sale, assignment, disposition or other transfer (by operation of law or otherwise) of any Class B Shares or Class C Shares; (iii) the deposit of any Class B Shares or Class C Shares into a voting trust or entry into a voting agreement with respect to any Class B Shares or Class C Shares or the grant of any proxy, corporate representative appointment or power of attorney (or other consent or authorisation) with respect to any Class B Shares or Class C Shares; (iv) any pledge, mortgage, charge, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Class B Shares or Class C Shares; or (v) any contractual arrangement, Derivative or contract for difference that has the effect of transferring any right, voting power or economic risk or value of any Class B Shares or Class C Shares to any third party; and (vi) any agreement or commitment (whether or not in writing) to take any of the actions referred to in the foregoing sub-paragraphs (i) to (v);

Transfer Agent	means the transfer agent and registrar appointed by the Company by Resolution of Directors from time to time, which shall initially be Computershare Inc. with effect from the IPO Date.
14.2.
In these Articles, where not inconsistent with the context:
(a)
words denoting the plural number include the singular number and vice versa;

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(b)
words denoting the masculine gender include the feminine and neuter genders;
(c)
words importing persons include companies, associations or bodies of persons whether corporate or not;
(d)
a reference to voting in relation to Shares shall be construed as a reference to voting by Members holding the Shares, except that it is the votes allocated to the Shares that shall be counted and not the number of Members who actually voted and a reference to Shares being present at a meeting shall be given a corresponding construction;
(e)
a reference to election of a person as a director shall be construed to include re-election of an existing director whose term in office is due to expire in accordance with these Articles;
(f)
a reference to money is, unless otherwise stated, a reference to United States Dollars;
(g)
unless expressly stated, a reference to days (i) shall be a reference to calendar days and, for the avoidance of doubt, shall include both business days and non-business days; and (ii) shall not be construed as being a reference to clear days;
(h)
the words:-
(i)
"may" shall be construed as permissive; and

(ii) "shall" shall be construed as imperative;

(i)
any phrase introduced by the terms including, include or in particular (or any similar expression) shall be construed as illustrative and shall not limit the sense of the words preceding those terms and the rule known as the ejusdem generis rule shall not apply to the Memorandum or these Articles;
(j)
a reference to a statutory provision shall be deemed to include any amendment thereto, re-enactment thereof, successor thereto and the rules and regulations promulgated thereunder;
(k)
unless otherwise provided herein or the context otherwise requires, words or expressions defined in the Act shall bear the same meaning in these Articles; and
(l)
a reference to an “Article” shall be a reference to an article of these Articles, a reference to a “Schedule” shall be a reference to a schedule to these Articles and a reference to a “Clause” shall be a reference to a clause of the Memorandum.
14.3.
In these Articles, expressions referring to “writing”, “written” or their cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail, other electronic means and other modes of representing words in visible form.
14.4.
Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

15.
Shares
15.1.
Subject to the provisions of the Memorandum, these Articles (including, without limitation, Schedule Four) and the rights of any Additional Class of Shares, the unissued Shares of the Company shall be at the disposal of the Board of Directors.

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15.2.
Without prejudice to Clause 9 of the Memorandum or Article 2.1, the Board may (i) offer, allot, issue or grant options or other rights over Shares; (ii) grant restricted share units, phantom awards, share appreciation rights and other equity awards and interests; and (iii) otherwise dispose of the Shares and equity interests of the Company, in each case to such Persons, at such times, for such consideration (which may be money or otherwise) and upon such other terms and conditions as the Company may by Resolution of Directors determine.
16.
Power of the Company to Purchase its Shares
16.1.
Sections 60, 61 and 62 of the Act shall not apply to the Company.
16.2.
Subject to the Act and these Articles, the Company may by Resolution of Directors, at any time and on such terms as shall be determined by the Board, purchase, redeem or otherwise acquire and hold its own Shares (a) with the prior written consent of the holder of such Shares (which consent may be given by agreement in advance and may be either unconditional or conditional); or (b) in accordance with the terms and conditions of such class of Shares or the terms and conditions upon which such class of Shares are issued (including, if permitted by the terms and conditions of such class, without the consent of the holder of such Shares).
16.3.
The Company may enter into agreements with the Members or any Member giving it the right, or requiring it, to purchase, redeem or otherwise acquire the Shares of that Member (whether unconditionally or conditionally upon the happening of certain events).
16.4.
Subject to the Act, a Share that the Company purchases, redeems or otherwise acquires may be cancelled or held by the Company as a treasury share.
17.
Certificates for Shares
17.1.
Share Certificates.
(a)
With effect from the IPO Date, no holder of Shares of any class in the Company shall have the right to require issuance or provision to it at any time of any certificate in respect of the Shares of any class owned by him or her in the Company. If the Company does nevertheless by Resolution of Directors elect to issue share certificates, the certificates shall be: (a) signed by at least one director, the Secretary of the Company or such other person who may be authorised by Resolution of Directors to sign share certificates; or (b) shall be under the Seal, with or without the signature of any director.
(b)
If a holder of Shares of any class in the Company received one or more certificates at any time prior to the IPO Date in respect of any Shares of any class owned by him or her in the Company, such holder shall return the originals of all such certificates to the Company for cancellation promptly upon request to do so by the Company or, if earlier, at the time of any transfer or purported transfer or other disposition of such Shares. The Company may by Resolution of Directors unilaterally cancel any original share certificates issued prior to the IPO Date that are not promptly returned upon request by the Company. Any certificates so cancelled shall be null and void and, for the avoidance of doubt, Article 4.3 shall apply in respect of any such cancelled share certificates that are not returned to the Company.
17.2.
Lost Certificates. The Board of Directors may in its sole and absolute discretion direct a new certificate or certificates to be issued in place of and/or register as cancelled any share certificate or share certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. If and when authorizing such issuance of a new share certificate or share

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certificates and/or cancellation, the Board of Directors may, in its discretion and as a condition precedent to the issuance and/or cancellation, require the owner of such lost, stolen or destroyed share certificate or share certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the share certificate alleged to have been lost, stolen or destroyed.
17.3.
Indemnity. Any Member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any Person by virtue of the possession thereof.
18.
Fractional Shares

The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

19.
Registered Shareholders
19.1.
The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, to vote as such owner, to hold liable for calls and assessments and for all other purposes in respect of such Shares a Person registered on its books as the owner of such Shares and shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other Person, whether or not it shall have express or other notice thereof.
19.2.
Without limitation to the foregoing, the Company may treat the holder of a registered Share as the only person entitled to:
(a)
exercise any voting rights attaching to such Share;
(b)
receive notices in respect of such Share;
(c)
receive a Distribution in respect of such Share; and
(d)
exercise other rights and powers attaching to such Share.
20.
Transfer of Registered Shares
20.1.
For so long as the Class A Shares of the Company are listed on the New York Stock Exchange or any other recognised exchange, the Class A Shares of the Company may be freely transferred without the need for a written instrument of transfer provided that the transfer is carried out in accordance with the (i) laws, rules, procedures and other requirements applicable to Shares registered on such exchange and section 54A of the Act; and (ii) rules, procedures and requirements imposed by the Transfer Agent.
20.2.
If at any time the Class A Shares of the Company are not listed on the New York Stock Exchange or any other recognised exchange, the Class A Shares shall only be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of such Class A Share imposes a liability to the Company on the transferee. The instrument of transfer shall be sent to the Company for registration.

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20.3.
Any Transfer of the Class B Shares and the Class C Shares is subject to the Lock-Up Restrictions set out in Schedule One during the Lock-Up Period.
20.4.
The Class B Shares and the Class C Shares shall only be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of such Class B Share or Class C Share imposes a liability to the Company on the transferee. The instrument of transfer shall be sent to the Company for registration.
21.
Transmission of Registered Shares
21.1.
The executor or administrator of the estate of a deceased Member, the guardian of an incompetent Member, the liquidator of an insolvent Member or the trustee of a bankrupt Member shall be the only person recognised by the Company as having any title to such Member’s Share(s).
21.2.
Any Person becoming entitled by operation of law or otherwise to a Share or Shares in consequence of the death, incompetence, insolvency or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the Board of Directors and the Transfer Agent. An application in writing by any such Person to be registered as a Member shall for all purposes be deemed to be a transfer of such Share(s) of the deceased, incompetent, insolvent or bankrupt Member and the Board of Directors and Transfer Agent shall treat it as such.
21.3.
Any Person who has become entitled to a Share or Shares in consequence of the death, incompetence, insolvency or bankruptcy of any Member may, instead of being registered himself, request in writing that some Person to be named by him or her be registered as the transferee of such Share(s) and such request shall likewise be treated as if it were a transfer.
21.4.
A Person becoming entitled by operation of law or otherwise to a Share or Shares in consequence of the death, incompetence, insolvency or bankruptcy of any Member shall be entitled to receive and may give a discharge for all dividends and other moneys payable on or in respect of such Share(s), but he or she shall not be entitled to receive notice of or to attend or vote at meetings of Shareholders of the Company or, save as aforesaid, to any of the rights or privileges of Member unless and until he or she shall have become a Member in respect of such Share(s). Notwithstanding the foregoing, such Share(s) may be transferred as aforesaid even though the Person becoming entitled by operation of law or otherwise to such Share(s) is not a Shareholder at the time of the transfer.
21.5.
Any Person who becomes entitled to any Class B Share(s) or Class C Share(s) by operation of law or otherwise shall (as holder of such Share(s)) be subject to (a) the Lock-Up Restrictions set out in Schedule One; and (b) the Transfer Restrictions set out in Schedule Two, in each case for the periods specified therein.
22.
Division and Combination of Shares
22.1.
Subject to the Act, the Company may from time to time by Resolution of Directors:
(a)
divide its Shares, including issued Shares, into a larger number of Shares; or
(b)
combine its Shares, including issued Shares, into a smaller number of Shares.

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22.2.
A division or combination of Shares, including issued Shares, of a class shall be for a larger or smaller number, as the case may be, of Shares in the same class.
23.
Fixing a Record Date

In order that the Company may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than five (5) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may in their discretion fix a new record date for the adjourned meeting.

SHAREHOLDER MEETINGS

24.
Meetings of Shareholders
24.1.
Annual Meetings.
(a)
The Company shall hold an annual meeting of Shareholders designated as such by the Board of Directors (each, an “Annual Meeting”). Following the IPO Date, the first Annual Meeting of the Company shall take place on a date to be determined by the Board of Directors which shall not be later than April 2025 and thereafter an Annual Meeting shall be held in each calendar year.
(b)
Only the Board of Directors may convene an Annual Meeting. All Annual Meetings shall be held at such date, time and place, either within or outside the British Virgin Islands, either virtually or in person, as shall be determined from time to time by the Board of Directors and stated in the notice of the meeting or in a duly adopted waiver of notice thereof.
(c)
The business of an Annual Meeting shall be the election and re-election of directors for those Board seats whose terms expire at such meeting and any other items of business proposed by the Board of Directors and/or otherwise duly proposed by eligible Shareholders in accordance with these Articles.
24.2.
Special Meetings.
(a)
Any meeting of shareholders which is not an Annual Meeting shall be designated as a “Special Meeting”. A Special Meeting may be held at such date, time and place, either within or outside the British Virgin Islands, as shall be stated in the notice of the meeting or in a duly adopted waiver of notice thereof.
(b)
Special Meetings may only be called:
(i)
by the chief executive officer;
(ii)
by the Chairman of the Board of Directors;
(iii)
by the majority of the Board of Directors at their own initiative and in their sole discretion; or

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(iv)
by the Board of Directors upon receiving a written request from a shareholder or shareholders that complies with Article 11.3.
(c)
Special Meetings called pursuant to Articles 11.2(b)(i) to 11.2(b)(iii) shall be for the purposes and business stated in the notice of the Special Meeting. Special Meetings called pursuant to Article 11.2(b)(iv) shall be for the purposes and business determined in accordance with Article 11.3.
(d)
For the avoidance of doubt, directors of the Company may only be elected and appointed in accordance with Article 12.3 and no director may be appointed or elected at a Special Meeting.
24.3.
Requisition of Special Meetings by Shareholders.
(a)
A meeting of Shareholders shall be convened by the Board of Directors in accordance with, and subject to the terms and conditions of, this Article 11.3 if requested in writing to do so by Shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.
(b)
Any written request from Shareholders to the Company pursuant to Article 11.3(a) (a “Requisition Notice”) shall:
(i)
specify the proposed business of the Special Meeting and otherwise comply with the requirements set out in Article 11.4 (to the extent applicable to a Special Meeting); and
(ii)
bear the name, address and signature of the Shareholders requesting the Special Meeting (the “Requisitioning Shareholders”) and the number of Shares legally and Beneficially Owned by each Requisitioning Shareholder.
(c)
A Requisition Notice, once received by the Company, cannot be amended, varied, supplemented or revoked without the prior written consent of the Board of Directors.
(d)
Upon receipt of a Requisition Notice, the Board of Directors shall convene the requested Special Meeting for a date not later than ninety (90) days after the date of receipt of the Requisition Notice; provided, however, that the directors may in their sole and absolute discretion disregard the Requisition Notice and not convene the requested meeting in the event that (i) the Requisition Notice is not signed by Shareholders holding at least 30% of the voting rights in respect of the matter for which the meeting is requested at the time the Requisition Notice is received by the Company; (ii) the Requisition Notice does not comply with Article 11.3(b); or (iii) the proposed business does not constitute a proper matter for Shareholder action at a Special Meeting (and, in the event that only some of the proposed business does not constitute a proper matter for Shareholder action at a Special Meeting, such business may be excluded from any notice of the Special Meeting).
24.4.
Shareholder Proposals. A Shareholder who proposes or wishes to propose any business or other matter to be considered at a meeting of Shareholders or who otherwise brings or wishes to bring any business or other matter before a meeting of Shareholders (a “Proposing Shareholder”) must:
(a)
in the case of any business or other matter to be considered at an Annual Meeting, notify the Company in writing by not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year's Annual Meeting (provided that if the Company did not have an Annual Meeting the preceding year not later than the close of business on February 1 of the calendar

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year in which the Annual Meeting is to be held or such other date notified to Shareholders by the Board of Directors); and
(b)
in the case of any business or other matter to be considered at a Special Meeting convened pursuant to Article 11.2(b)(iv), include notice of such business or matter in the Requisition Notice,

and, in each case, (x) the notice must comply with, and include the information required by, Article 11.5 and Article 11.6 (as applicable) and the Proposing Shareholder(s) must comply with Article 11.5(c) and Article 11.7 (as applicable); and (y) the proposed business or other matter must constitute a proper matter for Shareholder action at the Annual Meeting or Special Meeting (as applicable), failing either of which the directors may in their sole and absolute discretion disregard and exclude from the meeting of Shareholders the business or other matter proposed by the Proposing Shareholder (in whole or in part). Without the prior permission of the Board of Directors, a Shareholder may not propose any business or other matter for a Special Meeting convened pursuant to Article 11.2(b)(i).

24.5.
Nominations of Directors:
(a)
Nominations of persons for election or re-election as directors of the Company at an Annual Meeting may only be made by (i) the Board of Directors (acting in its sole and absolute discretion); or (ii) any Shareholder (or Shareholders collectively) holding not less than five per cent. (5%) of the voting rights that may be exercised at the Annual Meeting entitled to attend and vote at such meeting and who complies with the deadline specified in Article 11.4(a) and this Article 11.5.
(b)
Any Proposing Shareholder(s) who are entitled and wish to nominate a person for election as a director of the Company pursuant to Article 11.5(a)(ii) must provide to the Company the following documentation and information by the deadline specified in Article 11.4(a):
(i)
such person’s written confirmation they are not disqualified for appointment as a director pursuant to section 111 of the Act;
(ii)
such person’s written consent to act as a director of the Company with effect from the time of his or her appointment, which shall include all information specified by section 118A of the Act and must enclose a notarized copy of the photo page of such person’s passport or driver’s licence and a utility bill dated not more than forty-five (45) days prior to the date of the Proposing Shareholders’ notice to the Company;
(iii)
such person’s curriculum vitae, which shall be in customary form and shall state all directorships, offices and employment that the person has held in the past ten (10) years;
(iv)
a written statement confirming the place of birth, all citizenships held and all current places of residence and tax residencies of such person;
(v)
a written statement as to whether or not such person is Independent;
(vi)
such person’s written consent to being named in the proxy statement as a Candidate for election;
(vii)
a written statement setting out all direct and indirect compensation, remuneration and other material monetary agreements, arrangements and understandings

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during the past three years, and any other material relationships, between or among the Proposing Shareholder and each other Proposing Shareholder Party on the one hand, and each proposed nominee, and/or his or her respective Affiliates, Associates, Family Members and/or others acting in concert with any of the foregoing, on the other hand, including, without limitation, all information relating to such person that would be required to be disclosed pursuant to Item 7B of Form 20-F promulgated by the SEC under the Exchange Act if each Proposing Shareholder Party were the "registrant" for the purposes of such rule and the nominee were a director or executive officer of such registrant;
(viii)
all other information relating to such person that would be required to be disclosed pursuant to Items 6 and 8.A.7 of Form 20-F promulgated by the SEC under the Exchange Act;
(ix)
a written representation agreement (in a form provided by the Secretary) from such person confirming that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question pertaining in any way to the Company (a “voting commitment”) that has not been disclosed in the representation agreement; or (2) any voting commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Company, with such person’s fiduciary or other director’s duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company (including, without limitation, any Proposing Shareholder Party) with respect to any direct or indirect compensation, reimbursement, financial incentive or indemnification in connection with service or action as a director that has not been disclosed in the representation agreement, and (C) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and share trading policies and guidelines of the Company; and
(x)
a written statement setting out the information required by Article 11.6(a)(vi) in respect of each Proposing Shareholder Party.
(c)
The Board of Directors may require any proposed nominee to furnish such other documentation and/or information as it may require (i) to determine the eligibility of such proposed nominee to serve as a director, including with respect to qualifications established by any committee of directors and the matters referred to in Article 11.5(d); (ii) to determine whether such nominee qualifies as Independent or as an "independent director" or "audit committee financial expert” under applicable law, securities exchange rule or regulation, or any corporate governance guideline or committee charter of the Company; (iii) to verify the place of birth, citizenship, tax residencies and countries of residence of the proposed nominee; or (iv) that could otherwise be material to a reasonable Shareholder's understanding of the independence and qualifications, or lack thereof, of such nominee.
(d)
If the Board of Directors determines by Resolution of Directors that: (i) a person nominated by a Shareholder for election as a director of the Company is not qualified, does not have the requisite experience, has a conflict of interest or is otherwise unsuitable or unfit for office; or (ii) the election of such person may (A) give rise to a material risk that the Company’s (and/or its subsidiaries’

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respective) brands, businesses, reputation and/or commercial relationships would be adversely affected; (B) result in the Company not having a sufficient number of directors who are Independent for the purposes of its audit committee pursuant to the applicable requirements of Section 10A(m)(1) of the Exchange Act and Rule 10A-3 promulgated thereunder; or (C) give rise to a material risk that the Company would lose is status as a “foreign private issuer” as defined in Rule 405 of Regulation C under the Securities Act and Rule 3b-4 under the Exchange Act, it may refuse to accept the nomination of such person and, upon such determination by the Board of Directors, such person shall be deemed to be disqualified from being a director of the Company pursuant to section 111(1)(e) of the Act and shall not be put forward as a Candidate at any Annual Meeting. In the case of items (B) and (C) above, if for any reason the Board of Directors is not able to make such a determination until the Annual Meeting takes place (including, without limitation, because such a determination may depend on the results of the election for each Available Board Seat at the Annual Meeting), the Board may by Resolution of Directors (x) refuse to accept the nomination of such person upon the occurrence of certain events and/or conditionally upon certain contingencies arising; or (y) refuse to accept the nomination at the Annual Meeting (and the Chairman shall have the power to adjourn the Annual Meeting to allow the Board of Directors to consider such a matter). If such a determination by the Board of Directors becomes effective or a final determination is made at an Annual Meeting, such a person shall be deemed to be disqualified from being a director of the Company (pursuant to section 111(1)(e) of the Act and otherwise) and shall immediately cease to be a Candidate at the Annual Meeting (notwithstanding the fact that such person’s candidacy was included in the notice of the Annual Meeting).
24.6.
Other Business Proposed by Shareholders:
(a)
If a Proposing Shareholder wishes to propose any business or other matter pursuant to Article 11.4 other than the nomination of a person or persons for election as a director, the Proposing Shareholder shall provide the following information and documentation with its notice to the Company by the applicable deadline specified in Article 11.4:
(i)
a brief description of the business or other matter desired to be brought before the meeting;
(ii)
the reasons for conducting such business or other matter at the meeting;
(iii)
the text of the proposal or business or other matter, including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Memorandum and/or these Articles, the language of the proposed amendment;
(iv)
any material interest of the Proposing Shareholder and each other Proposing Shareholder Party in such business or other matter;
(v)
a description of all agreements, arrangements and understandings between the Proposing Shareholder Parties, on the one hand, and any other person or persons (including their names), on the other, in connection with the proposal of such business or other matter by the Proposing Shareholder; and
(vi)
as to each Proposing Shareholder making the proposal: (i) the name and address of the Proposing Shareholder, as it appears on the register of members of the Company, and of the Beneficial Owner(s), if any; (ii) (A) the class and number of Shares that are, directly or indirectly, owned beneficially and/or of record by the

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Proposing Shareholder and each other Proposing Shareholder Party, (B) any Derivative Instrument directly or indirectly owned beneficially and/or held by the Proposing Shareholder and each other Proposing Shareholder Party; (C) any proxy, contract, arrangement, understanding or relationship pursuant to which the Proposing Shareholder and/or any Proposing Shareholder Party has a right to vote any Shares of the Company, (D) any short interest in any security of the Company directly or indirectly owned beneficially by the Proposing Shareholder and each other Proposing Shareholder Party (for the purposes of this Article, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any right to dividends or other Distributions on the Shares directly or indirectly owned beneficially by the Proposing Shareholder and each other Proposing Shareholder Party, which right is separated or separable from the underlying Shares, (F) any interest in Shares or Derivative Instruments held directly or indirectly by a general or limited partnership in which the Proposing Shareholder or any other Proposing Shareholder Party is a general partner or with respect to which the Proposing Shareholder and any other Proposing Shareholder Party, if any, directly or indirectly Beneficially Owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) to which the Proposing Shareholder or any other Proposing Shareholder Party is entitled to base any increase or decrease in the value of Shares of the Company or pursuant to any Derivative Instrument, if any; in each case with respect to the information required to be included in the notice pursuant to (A) through (G) above, as of the date of such notice and including, without limitation, any such interests held by members of the Proposing Shareholders and each other Proposing Shareholder Party (which information shall be supplemented by the Proposing Shareholder (y) not later than ten (10) days after the record date for the relevant meeting to disclose such ownership and interests as of the record date and (z) ten (10) days before the relevant meeting date); (iii) a representation whether the Proposing Shareholder and/or any Proposing Shareholder Party, if any, intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding Shares required to approve or adopt the proposal or elect the nominee or (B) otherwise to solicit proxies from shareholders in support of such proposal; and (iv) a certification regarding whether the Proposing Shareholder and each other Proposing Shareholder Party, if any, have complied with all applicable legal requirements and the Memorandum and these Articles in connection with the Proposing Shareholder’s and each other Proposing Shareholder Party’s acquisition of Shares or other securities of the Company and/or their acts or omissions as a Shareholder of the Company and that all information provided to the Company pursuant to these Articles is true, complete and accurate.
24.7.
Other Documentation and/or Information. The Board of Directors may require a Proposing Shareholder to furnish such other documentation and/or information as it may require (i) to establish or verify the information required by Article 11.6; or (ii) that could otherwise be material to a reasonable Shareholder's understanding of the business or other matter proposed by the Proposing Shareholder.
24.8.
Notice of Meeting. Written notice of any Shareholder meeting stating the place, date (and, if applicable, the record date for determining Members entitled to attend and vote at the meeting)

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and time of the meeting, the purpose or purposes for which the meeting is called, and the means of remote communication, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each Shareholder entitled to vote at such meeting and each director not fewer than ten (10) nor more than one hundred and twenty (120) days before the date of the meeting in any means permitted under the Act and these Articles (including, without limitation, Article 13). The directors shall be entitled to receive notice of, attend and be heard at a meeting of Members. The inadvertent failure or accidental omission to give notice of a Shareholder meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the Shareholder meeting or the proceedings at that meeting. Any notice required to be given to a Member shall, with respect to any Shares held jointly by two or more persons, be given to whichever of such persons is named first in the register of members and notice so given shall be sufficient notice to all the holders of such Shares. Notwithstanding the foregoing, a meeting of Members held in contravention of the notice requirements set out in this Article 11.8 is valid if shareholders holding ninety per cent. (90%) or more of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at such meeting shall be deemed to constitute waiver on his part.
24.9.
Changes to Meetings: The Board of Directors may postpone, reschedule or cancel any Annual Meeting or any Special Meeting convened at the initiative of the Board of Directors in respect of which notice has previously been given to the Shareholders. A Special Meeting convened pursuant to any Requisition Notice may be postponed, rescheduled or cancelled by the Board with the agreement of the Requisitioning Shareholders.
24.10.
Business Transacted at Meeting. Business transacted at any meeting of Shareholders shall be limited to the purposes stated in the notice.
24.11.
Quorum; Meeting Adjournment; Presence by Remote Means, Virtual Meetings.
(a)
Quorum; Meeting Adjournment. A meeting of Shareholders is duly constituted and quorate if, at the commencement of the meeting, there are present in person or by proxy not less than thirty per cent. (30%) of the votes of the Shares entitled to vote on the resolutions to be considered at the meeting. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened pursuant to a Requisition Notice, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other date, time and place as the Board of Directors may determine and announce at the meeting (without the need for any further notice to shareholders). At any such adjourned meeting if there are present within one (1) hour from the time appointed for the meeting in person or by proxy not less than thirty per cent. (30%) of the votes attaching to the Shares or each class or series of Shares entitled to vote thereon, those present shall constitute a quorum but otherwise the meeting shall be dissolved and any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.
(b)
Presence by Remote Means. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Shareholders

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and proxyholders not physically present at a meeting of Shareholders may, by means of telephone, electronic means or other remote communication:
(i)
participate in a meeting of Shareholders; and
(ii)
be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (a) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder, (b) all Shareholders and proxyholders participating in the meeting are able to hear each other and the Company shall implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

(c) Virtual meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, a meeting of Shareholders or any committee thereof may take place solely by means of telephone or other means of communication (including electronic means) by which all persons participating in the meeting are able to hear each other.

24.12.
Voting Thresholds. When a quorum is present at any meeting, the vote of the holders of a majority of the Shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Act or the Memorandum or these Articles a Special Resolution of Members or a different vote is required (including, without limitation, pursuant to Article 12.3), in which case such express provision shall govern and control the decision of such question.
24.13.
Number of Votes Per Share. Subject always to the rights of any Additional Class of Shares in issue from time to time, each Class A Shareholder and Class C Shareholder shall at every meeting be entitled to one (1) vote by such Shareholder or by proxy for each Class A Share or Class C Share (as relevant) and each Class B Shareholder shall at every meeting of the Shareholders be entitled to fifteen (15) votes by such Shareholder or by proxy for each Class B Share, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
24.14.
No Action Permitted by Written Consent of Shareholders. Any action required or permitted to be taken at any meeting of the Shareholders and any Resolution of Members or Special Resolution of Members must be taken and/or adopted at a meeting of the Shareholders and cannot be taken in writing in lieu of a meeting of the Shareholders.
24.15.
Procedure for Voting at Meetings.
(a)
Unless the Chairman otherwise determines, at any meeting of Members a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any Additional Class of Shares or other class of Shares and subject to the provisions of the Memorandum and these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be

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entitled to one vote and shall cast such vote by raising his hand. At any meeting of Members, a declaration by the Chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Articles, be conclusive evidence of that fact.
(b)
If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. The Chairman shall in his discretion determine the method and procedures for conducting and counting any poll. A poll shall take into account the votes attaching to each class of Shares as described in Article 11.13. If a poll is taken at any meeting, the result thereof shall be announced at the meeting and duly recorded in the minutes of that meeting by the Chairman and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.
(c)
The following shall apply where Shares are jointly owned: (a) if two or more persons hold Shares jointly, each of them may be present in person or by proxy at a meeting of Members and may speak as a Member; (b) if only one of the joint owners is present in person or by proxy he or she may vote on behalf of all of such joint owners; and (c) if two or more of the joint owners are present in person or by proxy they must vote together as one.
(d)
A person entitled to more than one vote need not use all his votes or cast all the votes he or she uses in the same way.
24.16.
Instruments of Proxy and Representatives.
(a)
A Member may be represented at a meeting of Members by a proxy (who need not be a Member) who may speak and vote on behalf of the Member.
(b)
An instrument appointing a proxy shall be in such form as the Board of Directors may from time to time determine or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.
(c)
The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such instrument and power of attorney or other authority, shall be sent to the Company and/or the Transfer Agent in the manner specified in the notice of the meeting or in the instrument of proxy issued by the Company. Such documents must be deposited or sent so to be received by the Company and/or Transfer Agent (as applicable) by the time specified in the notice of the meeting or in the instrument of proxy issued by the Company. In the absence of any such specifications, such documents shall be delivered to the Transfer Agent not later than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote (or by such other time specified in the notice of the meeting). In the event of non-compliance with this Article, the instrument of proxy shall not be treated as valid and the votes cast by such proxy or on behalf of such person shall be disregarded unless otherwise determined by Resolution of Directors.
(d)
A vote given in accordance with the terms of an instrument of proxy shall be valid, notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the Share

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in respect of which the instrument of proxy is given; provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.
(e)
A Member who is the holder of two or more Shares may appoint more than one proxy to represent him or her and vote on his or her behalf in respect of different shares.
(f)
The decision of the Chairman as to the validity of any appointment of a proxy shall be final.
(g)
Any person other than an individual which is a Member may by resolution in writing (certified or signed by a duly authorised person) of its directors or other governing body authorise such person as it thinks fit to act as its representative (in this Article, “Representative”) at any meeting of the Members or at the meeting of the Members of any class or series of Shares and the Representative shall be entitled to exercise the same powers on behalf of the Member which he represents as that Member could exercise if it were an individual, and that Member shall be deemed to be present in person at any such meeting attended by its Representative.
(h)
The right of a Representative shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the Board of Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Board of Directors may rely and act upon such advice without incurring any liability to any Member.
(i)
Notwithstanding the foregoing, the Chairman may accept such assurances as he thinks fit as to the right of any person to attend and vote at meetings on behalf of a company or other entity which is a Member.
24.17.
Adjournment of Shareholder Meetings. Subject to Articles 11.5(d) and 11.11(a), (a) the Chairman may, if he or she determines circumstances require it or otherwise with the consent of Members holding a simple majority of the votes present at the meeting (notwithstanding that a quorum is not present), adjourn any meeting from time to time, and from place to place; (b) no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place; and (c) notice of the adjourned meeting shall, if necessary, be given in accordance with these Articles.

DIRECTORS

25.
Directors
25.1.
Number of Directors.
(a)
With effect from the Relevant Time, the size of the Board of Directors shall be set at a minimum of seven (7) directors and a maximum of fifteen (15) directors, with the number of Board seats being exclusively determined by a Resolution of Directors (and, for the avoidance of doubt, the size of the Board of Directors may not be changed by the Members at any time (whether by Resolution of Members, Special Resolution of Members or otherwise)).
25.2.
Classes of Directors.
(a)
With effect from the Relevant Time, the directors shall be divided into three classes, as nearly equal in number as possible, which classes shall be designated as the “Class I Directors”, “Class II Directors” and “Class III Directors”, respectively. Subject to Article 12.2(b), the Board

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of Directors shall have the exclusive power by Resolution of Directors to determine the respective numbers of Class I Directors, Class II Directors and Class III Directors from time to time.
(b)
The initial Class I Directors, Class II Directors and Class III Directors shall be those directors of the Company identified and assigned to a class pursuant to the written Resolution of Members adopted prior to the time the Class A Shares are first traded on the New York Stock Exchange and at such time as these Articles were adopted or otherwise as determined by the Board (the time such resolution is adopted being the “Relevant Time”). Thereafter, each director of the Company shall be assigned to a class of directors solely in accordance with Article 12.2(d) or Article 12.2(h) and the numbers of Class I Directors, Class II Directors and Class III Directors shall be determined solely by Resolution of Directors from time to time.
(c)
There is no distinction in the voting or other powers and authorities of directors of different classes; such classifications are solely for the purposes of the retirement by rotation provisions set out in this Article 12.2.
(d)
Subject to Articles 12.2(e), (f), (g) and (h), each director shall be elected for a term of office expiring at the conclusion of the third succeeding Annual Meeting after his or her election or until their earlier death, resignation or removal. Each director elected or re-elected at an Annual Meeting shall automatically be allocated to the same class of directors as those directors whose term expires at the conclusion of such Annual Meeting in accordance with these Articles.
(e)
Each director designated as a Class I Director at the Relevant Time shall, unless his or her office is vacated earlier in accordance with these Articles, serve initially until the conclusion of the first Annual Meeting held after the IPO Date.
(f)
Each director designated as a Class II Director at the Relevant Time shall, unless his or her office is vacated earlier in accordance with these Articles, serve initially until the conclusion of the second Annual Meeting held after the IPO Date.
(g)
Each director designated as a Class III Director at the Relevant Time shall, unless his or her office is vacated earlier in accordance with these Articles, serve initially until the conclusion of the third Annual Meeting held after the IPO Date.
(h)
If:
(i)
the size of the Board of Directors is at any time increased pursuant to Article 12.1 and the Board of Directors appoints one or more persons to fill such newly-created directorship(s) pursuant to Article 12.18, the new director shall be allocated to such class of directors as may be determined by, and in the exclusive discretion of, the Board of Directors acting by Resolution of Directors; provided that the number of directors in each class should be kept as nearly equal in number as possible; or
(ii)
a person is appointed as a director by the Board of Directors to fill a vacancy pursuant to Article 12.18, the new director shall be in the same class of directors as the class of the preceding director who vacated office.

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25.3.
Election of Directors.
(a)
A director of the Company may only be elected:
(i)
by a vote of the Members conducted in accordance with Article 12.3(b) at an Annual Meeting; provided always that (A) any such election shall only take place at an Annual Meeting at which the term of a class of directors expires in accordance with Article 12.2 (and such election shall only relate to that class of directors); and (B) the first such election shall take place at the first Annual Meeting after the IPO Date, at which the term of the initial Class I Directors expires in accordance with Article 12.2(e); or
(ii)
pursuant to Article 12.18.
(b)
Directors shall be elected at an Annual Meeting by a plurality of the votes of the Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The following procedure shall apply to such elections:
(i)
The notice of each Annual Meeting at which the term of a class of directors is expiring shall state:
•
the class of directors whose term is expiring, the number of directors currently in that class and the number of seats on the Board of Directors that shall be subject to an election at the Annual Meeting (the “Available Board Seats” and each, an “Available Board Seat”); and
•
whether the directors whose term is expiring are standing for re-election and whether any other person has been duly nominated for election as a director in accordance with Article 11.5 (all such directors standing for re-election and all such nominees collectively being the “Candidates” and each a “Candidate”).
(ii)
The Chairman shall cause a poll to be taken for each Available Board Seat. The only available voting option on such poll shall be to vote “for” a particular Candidate or to “abstain” (and all “against” or similar votes shall be disregarded). All Candidates (except those already elected in accordance with this Article) shall be put forward for election as a director in respect of each Available Board Seat. In respect of each such poll, the Candidate receiving the highest number of votes of the Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (notwithstanding that such votes may represent less than a majority of the votes represented at the meeting and may not constitute a Resolution of Members) shall be elected as a director for that Available Board Seat. Once a Candidate is elected as a director, the remaining Candidates who have not been elected as directors shall be put forward for the next Available Board Seat, with the Candidate receiving the highest number of votes of the Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (notwithstanding that such votes may represent less than a majority of the votes represented at the meeting and may not constitute a Resolution of Members) for each such poll being elected as a director for that next Available Board Seat and so on until there are no more Available Board Seats.

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(iii)
For the avoidance of doubt, if the number of Available Board Seats exceeds the number of Candidates, the Board of Directors may fill the vacancy pursuant to Article 12.18 or reduce the size of the Board pursuant to Article 12.1.
(iv)
The Board of Directors may by Resolution of Directors confirm and approve the appointment of directors elected pursuant to this Article 12.3.
(c)
No person shall be appointed as a director unless he or she has consented in writing to act as a director.
(d)
A director shall not require a share qualification.
(e)
Each director shall hold office for the term set out in Article 12.2 or until his or her earlier death, resignation or removal in accordance with these Articles.
(f)
Absent an affirmative favourable Resolution of Directors, no person shall be appointed as a director if such person currently holds the office of director on the board of a competitor of the Company. If a director of the Company is elected or is found to hold the office of director on the board of a competitor of the Company, such director may be removed pursuant to Article 12.15. A director of the Company shall disclose to the Board if he or she is a director, officer, employee or consultant to any competitor or potential competitor of the Company.
25.4.
Board Authority.
(a)
The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board of Directors.
(b)
The Board of Directors has all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company and may exercise all the powers of the Company and do all such lawful acts and things as are not by statute or by the Memorandum or these Articles required to be exercised or done by the Shareholders.
(c)
Without limiting the generality of the foregoing, the Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking and property, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party. Subject to the provisions of the Act, all cheques, promissory notes, draft, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.
25.5.
Location of Meetings. The Board of Directors may hold meetings, both regular and special, either within or outside the British Virgin Islands.
25.6.
Regular Meetings. Regular meetings of the Board of Directors may be held without additional notice being given to the directors at such time and at such place as shall from time to time be determined by the Board of Directors; provided the date, time and place of such regularly scheduled meeting has been notified to all directors in accordance with the procedures set forth for special meetings in Article 12.7.
25.7.
Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the chief executive officer or any three directors upon notice to each director. Notice of any special

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meeting shall be given to each director at his business or residence in writing, or by telegram, facsimile transmission, telephone communication, email or other electronic transmission. Such notice shall be deemed adequately delivered and given to each director and to be reasonable: (a) if mailed, when deposited in the United States mail addressed to the director’s address stated on the register of directors, with postage thereon prepaid, at least seven (7) days before such meeting; (b) if sent by international courier, when prepaid and deposited with the courier company and addressed to the director’s address stated on the register of directors, at least three (3) days before such meeting (c) if by facsimile transmission, email or other electronic transmission, if sent at least twenty-four (24) hours before such meeting to the fax number or email address of the director; and (c) if by telephone, at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to the Memorandum and/or these Articles as provided under Clause 11 of the Memorandum or any proposal to remove a director pursuant to Article 12.15(c). A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.
25.8.
Voting Rights of Directors. Each director shall have one vote on any Resolution of Directors, Special Resolution of Directors and any other action by the Board of Directors or any committee of the Board of Directors on which such director serves as a committee member. Notwithstanding anything to the contrary in the Memorandum or these Articles or in any agreement to which the Company is a party, all references to a majority or other proportion of the directors of the Company for purposes of establishing a quorum or the action of the Board of Directors shall be deemed to be references to a majority or such other proportion of the votes that all of the directors of the Company are entitled to cast in the aggregate in respect of the relevant matter.
25.9.
Quorum. At all meetings of the Board of Directors, the presence of at least a majority of the directors (and who are not disqualified from attending and/or voting) shall constitute a quorum for the transaction of the relevant business. Any act of a majority of the directors present at any meeting at which there is a quorum shall be an act of the Board of Directors, except as may be otherwise specifically provided by the Act or the Memorandum or these Articles (including, without limitation, where a Special Resolution of Directors is required). If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
25.10.
Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors (or of any committee thereof) may be taken without a meeting if a consent in writing setting forth the action so taken is:

(a) circulated to all directors in advance of being adopted; and

(b) signed by a majority of the directors in the case of a Resolution of Directors (or a majority of the members of the committee of directors, as the case may be) and by two-thirds of the directors in the case of a Special Resolution of Directors, who are entitled to vote on the action in question.

25.11.
Telephonic Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any committee, by means of conference telephone or other means of communication (including electronic means) by which all persons participating in the meeting are able to hear each other, and such participation shall constitute presence in person at the meeting.

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25.12.
Committees.
(a)
Subject to the Act, the Board of Directors may designate one or more committees by Resolution of Directors, each committee to consist of one or more of the directors of the Company.
(b)
Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the Act to be submitted to shareholders for approval; (ii) adopting, amending or repealing any provision of the Memorandum or these Articles; or (iii) the matters specified in section 110(2) of the Act.
(c)
With effect from the conclusion of the Company’s first Annual Meeting after the IPO Date, the Company’s audit committee must be made up of not less than three (3) directors who are Independent.
25.13.
Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
25.14.
Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
25.15.
Removal of Directors.
(a)
This Article 12.15 shall apply to the exclusion of section 114(1), section 114(2), section 114(3) and section 114(5) of the Act, which shall not apply to the removal of directors of the Company.
(b)
A director of the Company may be removed by members:
(i)
with Cause, by a Resolution of Members; or
(ii)
without Cause, by a Special Resolution of Members,

in each case, at a duly convened and quorate meeting of members called for the stated purpose of removing the director or for stated purposes including the removal of the director and adopted in accordance with these Articles.

(c)
A director of the Company may be removed by directors:

(i) with Cause, by a Resolution of Directors; or

(ii) without Cause, by a Special Resolution of Directors,

in each case, excluding the votes by the director proposed to be removed from office both from the numerator and denominator in calculating whether the requisite proportion of votes has been obtained, and, for the avoidance of doubt, a resolution consented to in writing by two-thirds of those directors of the Company other than the director proposed to be removed from office (which

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must be more than one director) shall be effective to remove such director upon notice of that written resolution being given to all directors not consenting to the resolution) and adopted in accordance with these Articles.

(d)
For the purposes of this Article 12.15, “Cause” shall include (i) the generally-accepted meaning of “cause” for removal from a board of directors under, and be construed in accordance with, the laws of the State of Delaware (United States) and (ii) the election of a director to the Board of a competitor of the Company..
25.16.
Notwithstanding section 130 of the Act, a director may not appoint an alternate.
25.17.
Resignation of Directors. A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.
25.18.
Vacancies and Newly Created Directorships. The office of a director shall be vacated if the director is removed from office pursuant to these Articles, dies or becomes bankrupt or makes any arrangement or composition with his creditors generally, is or becomes of unsound mind or an order for his detention is made under the mental health laws of any jurisdiction, or resigns his office by notice in writing to the Company. The Board of Directors may act notwithstanding any vacancy in its number. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled exclusively by a Resolution of Directors of those directors then in office, notwithstanding that the directors passing such Resolution of Directors may represent less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for the period contemplated in Article 12.2. The Board of Directors may determine that newly created directorships in a particular class of directors resulting from any increase in the authorized number of directors of that class shall be filled at the Annual Meeting at which elections are to take place for that class. If and only if there are no directors in office, then the Members may elect new directors by Resolution of Members to fill the vacancies. Subject to the foregoing, the continuing directors may act notwithstanding any vacancy in their body.
25.19.
Sole Director. If the Company shall have only one director the provisions herein contained for Board meetings shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Members of the Company.
25.20.
Additional Classes of Shares. The provisions of this Article 12 shall be subject to the rights of each Additional Class of Shares authorised and issued by Resolution of Directors pursuant to Clause 9 of the Memorandum, if any, to appoint and/or remove additional directors, which rights may be set-out in the Memorandum or in these Articles.

NOTICES

26.
Notices
26.1.
Notice of Board Meetings and Director Notices. Notices of Board Meetings, and any other notice to be given to a director under the Act, the Memorandum or these Articles, may be given in the manner contemplated by Article 12.7.
26.2.
Notice of Shareholder Meetings and Shareholder Notices. Unless otherwise provided in the Memorandum or these Articles, whenever, under the provisions of the Act or of the Memorandum or these Articles, notice is required to be given to any Shareholder (including, without limitation,

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for the purposes of convening any meeting of Shareholders), it shall not be construed to mean personal notice, but such notice may be given:
(a)
by mail, addressed to such Shareholder, at his or her address as it appears on the register of Members of the Company, with postage thereon prepaid, and such notice shall be deemed to be given on the seventh (7th) day after which the same shall be deposited in the United States mail;
(b)
by pre-paid courier service or registered mail, addressed to such Shareholder, at his or her address as it appears on the register of Members of the Company, and such notice shall be deemed to be given on the third (3rd) day after which the same shall be deposited with the courier company or post office; or
(c)
in accordance with Article 13.3.
26.3.
Electronic Notice.
(a)
Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice, information or written statement to Shareholders given by the Company under any provision of the Act, the Memorandum or these Articles shall be effective if given by a form of electronic transmission. Each person who is or who at any time becomes a Member or otherwise acquires any interest in Shares of the Company shall be deemed to have notice of, and to have consented to, the provisions of this Article 13.3.
(b)
Effective Date of Notice. Notice given pursuant to Article 11.8 shall be deemed given: (1) if by facsimile telecommunication, when directed to a fax number at which the Shareholder has provided to receive notice; (2) if by electronic mail, when sent to an electronic mail address which the Shareholder has provided to receive notice; (3) if by a posting on an electronic network together with separate notice to the Shareholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission (including, without limitation, such forms of electronic transmission notified to Shareholders by the Transfer Agent from time to time), when directed to the Shareholder. An affidavit of the Secretary or of the Transfer Agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
(c)
Form of Electronic Transmission. For purposes of the Memorandum and these Articles, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
26.4.
Waiver of Notice. Without prejudice to Articles 11.8 and 12.7, whenever any notice is required to be given under the provisions of the Act or of the Memorandum or these Articles, a waiver thereof in writing, signed or consented to by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
26.5.
Notice to the Company. Notice may be given to the Company as prescribed in the Act.

OFFICERS

27.
Officers and Agents

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27.1.
Officers. The Company’s chief executive officer and secretary shall be chosen by the Board of Directors and elected by Resolution of Directors. Other officers of the Company may only be appointed by the Board if first nominated by the chief executive officer (provided that if there is no chief executive officer appointed the Board may elect such additional officers as it shall determine). The Board of Directors shall elect from among its members a Chairman of the Board, who shall hold a term equivalent to the term as a director (subject to prior removal by a Special Resolution of Directors). The Board of Directors may (but shall not have any obligation to) also choose one or more assistant secretaries. Any number of offices may be held by the same person.
27.2.
Appointment of Officers. The Board of Directors shall appoint such officers and shall appoint such agents as it shall deem necessary who shall hold their offices for such terms and, subject to the Act, shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
27.3.
Authority of Directors and other Officers to Sign Documents. Each director and officer and each other person authorised by Resolution of Directors (an “Authorised Person”) may acting jointly with any other Authorised Person execute bonds, mortgages, deeds, powers of attorney, contracts requiring a seal, bank account opening documents and all other contracts, agreements and documents to be entered into by the Company that the Authorised Person reasonably believes are within the scope of his or her express or implied authority to act on behalf of the Company. Where there is any doubt as to the scope of such authority, the document shall not be executed by an Authorised Person until approved by Resolution of Directors.
27.4.
Officer Compensation. The salaries and emoluments of the chief executive officer of the Company shall be fixed by the Board of Directors, and compensation for other officers and employees shall be approved by the chief executive officer, subject to Board approval for equity compensation.
27.5.
Term of Office; Vacancies. The officers of the Company shall hold office until resignation, dismissal or section of their successors in accordance with Article 14.1. Any officer elected or appointed by the Board of Directors may be removed at any time by Resolution of Directors; provided that removal of the chief executive officer shall require a Special Resolution of Directors. Any candidate to fill any vacancy occurring in any office of the Company that is filled by the Board of Directors shall be approved by the Board of Directors.
28.
The Chairman Of The Board
28.1.
Chairman Presides. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the Shareholders at which he or she shall be present. Subject to the Act, he or she shall have and may exercise the powers of Chairman and such powers as are, from time to time, assigned to him or her by the Board of Directors and as may be provided by law or these Articles.
28.2.
Absence of Chairman. In the absence of the Chairman of the Board, any other director appointed by Resolution of Directors shall act as Chairman in such absence. Subject to the Act, he or she shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law or these Articles.

DISTRIBUTIONS

29.
Distributions and Dividends

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29.1.
The Board of Directors may, by Resolution of Directors, authorise a Distribution by the Company to Members at such time and of such an amount and pursuant to such method or methods of payment or other distribution as it thinks fit if it is satisfied, on reasonable grounds, that immediately after the Distribution, the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due. The resolution shall include a statement to that effect. Distributions may be paid in cash, in property or in Shares.
29.2.
The Board of Directors may determine that a Distribution shall be paid wholly or partly by the distribution of specific assets (which may consist of Shares of the Company or securities of any other entity) and may settle all questions concerning such Distribution. Without limiting the generality of the foregoing, the Board of Directors may fix the value of such specific assets, may determine that cash payments shall be made to some Members in lieu of specific assets and may vest any such specific assets in a liquidating or other trust on such terms as the Board of Directors thinks fit.
29.3.
The Board of Directors may deduct from Distributions payable to any Member any or all monies then due from such Member to the Company.
29.4.
Notice of any Distribution that may have been authorised shall be given to each Member entitled to the Distribution in accordance with these Articles and all Distributions unclaimed for three years after having been authorised may be forfeited by Resolution of Directors for the benefit of the Company. All Distributions may be invested or otherwise made use of by the Board of Directors for the benefit of the Company pending claim or forfeiture as aforesaid. No Distribution shall bear interest against the Company.
29.5.
A Member may agree to waive its right to receive a dividend or other Distribution and, if such a waiver has been given to the Company in writing, the Company may retain such dividend or other Distribution for the benefit of the Company or pay such dividend or other Distribution to those Members that have not waived their rights to receive the dividend or other Distribution.
29.6.
If two or more persons are registered as joint holders of any Shares, any one of such persons may give an effectual receipt for any Distribution payable in respect of such Shares.
29.7.
If, after a Distribution is authorised and before it is made, the directors cease to be satisfied on reasonable grounds that immediately after the Distribution the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due, such Distribution is deemed not to have been authorised. A Distribution made to a Member at a time when, immediately after the Distribution, the value of the Company’s assets did not exceed its liabilities and the Company was not able to pay its debts as they fell due, is subject to recovery in accordance with the provisions of the Act.
30.
Reserve for Distributions

Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their sole discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purposes as the directors think conducive to the interests of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

GENERAL PROVISIONS

31.
Checks

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All checks or demands for money and notes of the Company shall be signed by such director, officer or officers or such other person or persons as the Board of Directors or chief executive officer may from time to time designate.

32.
Fiscal Year

The fiscal year of the Company shall be the calendar year ending on December 31, or such other annual period as fixed by Resolution of Directors from time to time.

33.
Corporate Seal

The Board of Directors shall provide for the safe custody of the Seal. An imprint thereof shall be kept at the office of the registered agent of the Company. The Seal when affixed to any written instrument shall be witnessed by any one director, the Secretary or by any person or persons so authorised from time to time by Resolution of Directors.

DIRECTOR CONFLICTS AND INDEMNIFICATION

34.
Indemnification
34.1.
To the fullest extent permitted by law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which the Company is permitted to provide indemnification under applicable law) through provisions in the Memorandum and these Articles, agreements with such directors, officers agents or other persons, vote of disinterested directors or otherwise, subject only to limits created by the Act.
34.2.
Any amendment, repeal or modification of Article 21.1 or Article 21.3 shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Company with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.
34.3.
Without prejudice to the foregoing, but subject to Article 21.4, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:
(a)
is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or
(b)
is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.
34.4.
Article 21.3 does not apply to a person referred to in that Article unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.
34.5.
The decision of the Board of Directors as to whether the person acted honestly and in good faith and in what he believed to be the best interests of the Company and as to whether the person

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had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.
34.6.
The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his or her conduct was unlawful.
34.7.
If a person referred to in this Article has been successful in defence of any proceedings referred to therein, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.
34.8.
Expenses, including legal fees, incurred by a director (or former director) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director (or former director, as the case may be) to repay the amount if it shall ultimately be determined that the director (or former director, as the case may be) is not entitled to be indemnified by the Company.
34.9.
The indemnification and advancement of expenses provided by, or granted under, these Articles are not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.
34.10.
The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Article 21.3. The Company’s obligation to provide indemnification under this Article 21 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Company or any other person.
34.11.
The foregoing provisions of this Article 21 shall be deemed to be a contract between the Company and each director or officer who serves in such capacity at any time while this Article is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
34.12.
The Board of Directors in its sole discretion shall have power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he or she, his testator or intestate, is or was an officer or employee of the Company.
35.
Conflicts of Interest
35.1.
Subject to Article 22.2, a director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board of Directors, unless the transaction or proposed transaction (a) is between the

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director and the Company and (b) is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.
35.2.
A disclosure to the Board of Directors to the effect that a director is a member, director, officer, employee or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person or any of its affiliates, is a sufficient disclosure of interest in relation to that transaction.
35.3.
A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with Article 22.1 or (a) the material facts of the interest of the director in the transaction are known by the Members entitled to vote at a meeting of Members and the transaction is approved or ratified by a Resolution of Members; or (b) the Company received fair value for the transaction.
35.4.
For the purposes of this Article, but subject to Article 22.2, a disclosure is not made to the Board of Directors unless it is made or brought to the attention of every director on the Board of Directors.
35.5.
A director who is interested in a transaction entered into or to be entered into by the Company is entitled to vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum, consent in writing to the transaction pursuant to Article 12.10 and sign a document on behalf of the Company, or do any other thing in his capacity as director that relates to the transaction.

CORPORATE RECORDS

36.
Documents to be Kept
36.1.
The original books of the Company may be kept (subject to any provision contained in the Act) outside the British Virgin Islands at such place or places as may be designated from time to time by the Board of Directors or in these Articles.
36.2.
The Company shall keep the following documents at the office of its registered agent:
(a)
the Memorandum and these Articles;
(b)
the register of members or a copy of the register of members;
(c)
the register of directors or a copy of the register of directors;
(d)
the register of charges or a copy of the register of charges;
(e)
copies of all notices and other documents filed by the Company in the previous ten (10) years.
36.3.
Where the Company keeps a copy of its register of Members or register of directors at the office of its registered agent, it shall within fifteen (15) days of any change in the register, notify the registered agent, in writing, of the change, and it shall provide the registered agent with a written record of the physical address of the place or places at which the original register of Members or the original register of directors is kept.
36.4.
Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within fourteen (14) days of the change of location.

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36.5.
The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Board of Directors may determine (a) the minutes of meetings and Resolutions of Members and of classes of Members; and (b) the minutes of meetings and Resolutions of Directors and committees of directors.
36.6.
Where any of the minutes or resolutions described in the Article 23.5 are kept at a place other than at the office of the Company’s registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept.
36.7.
Where the place at which any of the records described in Article 23.5 is changed, the Company shall provide the registered agent with the physical address of the new location of the records within fourteen (14) days of the change of location.
36.8.
The Company’s records shall be kept in written form or either wholly or partly as electronic records.
36.9.
The Company may have offices at such places both within and without the British Virgin Islands as the Board of Directors may from time to time determine or the business of the Company may require.

ACCOUNTS

37.
Books of Account

The Company shall keep records and underlying documentation that:

(a)
are sufficient to show and explain the Company’s transactions; and
(b)
will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.
38.
Form of Records
38.1.
The records required to be kept by the Company under the Act, the Mutual Legal Assistance (Tax Matters Act), 2003, the Memorandum or these Articles shall be kept in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (British Virgin Islands).
38.2.
The records and underlying documentation shall be kept for a period of at least five (5) years from the date of completion of the relevant transaction or the Company terminates the business relationship to which the records and underlying documentation relate.
39.
Financial Statements

The Board of Directors may cause to be made out and served on the Members or laid before a meeting of Members a profit and loss account and balance sheet of the Company for such period and on such recurring basis as they think fit.

AUDITS

40.
Audit

The Company may by Resolution of Directors call for the accounts to be examined by an auditor.

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41.
Appointment of Auditor
41.1.
The auditor shall be appointed (and may be removed and replaced from time to time) by Resolution of Directors (or committee thereof authorised for such purpose) for such period and on such terms and conditions as the Board of Directors (or committee thereof authorised for such purpose) thinks fit.
41.2.
The remuneration of the auditor of the Company shall be fixed by the Board of Directors (or committee thereof authorised for such purpose).

VOLUNTARY LIQUIDATION

42.
Liquidation

With the prior approval of a Resolution of Directors, the Company may be liquidated in accordance with the Act if (a) it has no liabilities; or (b) it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities. The Board of Directors shall be permitted to pass a Resolution of Directors for the appointment of an eligible individual as a voluntary liquidator (or two or more eligible individuals as joint voluntary liquidators) of the Company if the Members have, by a Special Resolution of Members, approved the liquidation plan in accordance with the Act.

FUNDAMENTAL CHANGES

43.
Changes

Notwithstanding section 175 of the Act, the Board of Directors may sell, transfer, lease, exchange or otherwise dispose of the assets of the Company without the sale, transfer, lease, exchange or other disposition being authorised by a Resolution of Members.

44.
Continuation under Foreign Law

The Company may with the approval of both a Resolution of Directors and Resolution of Members continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

EXCLUSIVE JURISDICTION

45.
Exclusive Jurisdiction
45.1.
Subject to Article 32.2, to the fullest extent permitted by applicable law:
(a)
each Member hereby agrees that, unless the Board of Directors consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine all Disputes and, for such purposes, hereby irrevocably submits to the jurisdiction of the courts of the British Virgin Islands; and
(b)
each Member hereby irrevocably waives any objection which it might now or hereafter have to the courts of the British Virgin Islands being nominated as the forum to hear and determine any such Dispute and undertakes and agrees not to claim any such court is not a convenient or appropriate forum.

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45.2.
To the fullest extent permitted by applicable law, unless the Board of Directors consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
45.3.
Each person who is or who at any time becomes a Member or otherwise acquires any interest in Shares of the Company shall be deemed to have notice of, and to have consented to, the provisions of this Article 32.
45.4.
For the purposes of this Article 32:
(a)
“Dispute” means (i) any dispute, suit, action, proceedings, controversy or claim of any kind arising out of or in connection with the Memorandum and/or these Articles, including, without limitation, claims for set-off and counterclaims and any dispute, suit, action, proceedings, controversy or claim of any kind arising out of or in connection with: (x) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, the Memorandum and/or these Articles; or (y) any non-contractual obligations arising out of or in connection with the Memorandum and/or these Articles; or (ii) any dispute, suit, action (including, without limitation, any derivative action or proceeding brought on behalf or in the name of the Company or any application for permission to bring a derivative action), proceedings, controversy or claim of any kind relating or connected to the Company, the Board, the Company’s officers, the Company’s management or the Members arising out of or in connection with the Act, the Insolvency Act, 2003 of the British Virgin Islands, any other legislation or common law of the British Virgin Islands affecting any relationship between the Company, its Members and/or its directors and officers (or any of them) or any rights and duties established thereby (including, without limitation, Division 3 of Part VI and Part XI of the Act and section 162(1)(b) of the Insolvency Act, 2003, and any fiduciary or other duties owed by any director, officer or shareholder of the Company to the Company or the Company’s shareholders); and
(b)
“party” means (i) the Company, (ii) each Member, (iii) each former Member (with the intention and effect that each former Member shall continue to be bound by this Article 32 notwithstanding that such former Member has transferred all its Shares or otherwise ceased to be a Member); (iv) each director and officer of the Company; (v) each former director and officer (with the intention and effect that each former director and officer shall continue to be bound by this Article 32 notwithstanding that such former Member has ceased to be a director or officer ); and (vi) any successor, assignee or other person claiming through a person referred to in (i), (ii), (iii), (iv) or (v) above.

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We, MOSSACK, FONSECA & CO. (B.V.I.) LTD. of P.O. Box 3136, Road Town, Tortola, British Virgin Islands, for the purpose of disapplying Part IV of Schedule 2 of the Act, hereby sign these Articles of Association this 12th day of February, 2016:

Registered Agent

………………………….……………… Bryan Scatliffe

Authorised Signatory

MOSSACK FONSECA & CO. (B.V.I.) LTD.

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SCHEDULE ONE

LOCK-UP RESTRICTIONS

Each Class B Shareholder and each Class C Shareholder shall not, and shall not publicly disclose an intention to, during the Lock-up Period:

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A Shares, Class B Shares or Class C Shares Beneficially Owned by such Shareholder or any other securities so owned convertible into or exercisable or exchangeable for Class A Shares, Class B Shares or Class C Shares; or

(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class A Shares, Class B Shares or Class C Shares Beneficially Owned by such Shareholder, whether any such transaction described in the preceding clause (1) or (2) above is to be settled by delivery of Class A Shares, Class B Shares, Class C Shares, in cash or otherwise.

Notwithstanding the foregoing, upon a waiver by the representatives of the underwriters of the 180-day restriction on the sale of Shares by the Company set forth in the Underwriting Agreement relating to the IPO, and the approval by the Board of Directors of an offering of Class A Shares by the Company to the public, the Company may permit Class B Shareholders and/or Class C Shareholders to convert a portion of their shares into Class A Shares for sale in such offering.

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SCHEDULE TWO

PERMITTED TRANSFERS

46.
PERMITTED TRANSFERS DURING THE IPO LOCK-UP PERIOD
46.1.
Each Class B Shareholder and Class C Shareholder, or their permitted transferees, shall comply with the Lock-Up Restrictions for the duration of the IPO Lock-Up Period; provided, however, that the following Transfers of Class B Shares and Class C Shares shall be permitted:
(a)
a Transfer which is a bona fide gift;
(b)
a Transfer to a trust or vehicle which has been established for the direct or indirect benefit of such Shareholder or their Connected Persons; provided that any such Transfer shall not involve a disposition for value;

(c) if such Shareholder is an individual, a Transfer which occurs as a result of the operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, or by testamentary disposition or intestacy;

(d) a Transfer pursuant to a final, non-appealable order, judgment or decision of any court, arbitrator or other tribunal or any regulatory body having appropriate jurisdiction;

(e) a Transfer connected to the Shares or other securities (i) acquired from the underwriters in connection with the IPO or (ii) in the open market after completion of the IPO;

(f) a Transfer occurring after the IPO pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s issued Shares which involves a change in ownership of over ninety per cent. (90%) of the Company’s issued Shares and which has been approved by way of a Resolution of Directors; provided always that the Lock-Up Restrictions shall continue to apply in the event that such transaction does not proceed to completion;

(g) if such Shareholder is an entity, Transfers to an Affiliate and Transfers or distributions to another Person that is a partner, member, shareholder or holder of similar equity interests in such entity;

(h) Transfers facilitating the establishment of a trading plan of a Shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act; and

(i) a pledge or Transfer upon foreclosure or enforcement of a pledge, to the extent the pledgee was a Shareholder prior to the IPO Date

(collectively, the “Permitted Transfers”).

46.2.
Each transferee of a Permitted Transfer shall be bound by the Lock-Up Restrictions for the duration of the Lock-Up Period.

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47.
PERMITTED TRANSFERS DURING THE LIQUIDITY LOCK-UP PERIOD
47.1.
Each Class B Shareholder and Class C Shareholder shall comply with the Lock-Up Restrictions for the duration of the Liquidity Lock-Up Period; provided, however, that the following Transfers of Class B Shares and Class C Shares shall be permitted:
(a)
a Permitted Transfer;
(b)
any pledge (or grant of any other security interest in respect) of Class C Shares;
(c)
any pledge (or grant of any other security interest in respect) of Class B Shares;
(d)
any Transfer by a Class C Shareholder of its Class C Shares to another Class C Shareholder; and
(e)
any Transfer pursuant to piggy-back or demand registration rights as described in Schedule Five to the Articles,

(collectively, the “Additional Permitted Transfers”).

47.2.
Each transferee of a Permitted Transfer shall be bound by the Lock-Up Restrictions for the duration of the IPO Lock-Up Period and for the duration of the Liquidity Lock-Up Period.
47.3.
Each Class B Share or Class C Share transferred pursuant to paragraph 2.1(a) of this Schedule Two shall remain a Class B Share or a Class C share, as the case may be. Each Class C Share transferred pursuant to paragraph 2.1(b) of this Schedule Two shall remain a Class C Share, including in the event of a foreclosure (or other enforcement of a security interest). Each Class B Share transferred pursuant to paragraph 2.1(c) of this Schedule Two shall remain a Class B Share; provided that in the event of foreclosure (or other enforcement of a security interest), each foreclosed Class B Share (and Class B Share subject to the enforcement) shall be automatically converted to one (1) Class C Share in accordance with the provisions of Part A of Schedule Three to the Articles. Each Class C Share transferred pursuant to paragraph 2.1(d) of this Schedule Two shall remain outstanding as a Class C Share. Each Class B Share or Class C Share transferred pursuant to paragraph 2.1(e) of this Schedule Two shall, upon completion of such Transfer, be automatically converted to one (1) Class A Share in accordance with the provisions of Schedule Three to the Articles.

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SCHEDULE THREE

CONVERSION RIGHTS

PART A

48.
CONVERSION OF CLASS B SHARES
48.1.
Each Class B Shareholder shall only be permitted:
(a)
to Transfer their Class B Shares during the IPO Lock-Up Period if it is a Permitted Transfer in accordance with paragraph 1 of Schedule Two; and
(b)
to Transfer their Class B Shares during the Liquidity Lock-Up Period if it is a Permitted Transfer or an Additional Permitted Transfer in accordance with paragraph 2 of Schedule Two.
48.2.
Subject to paragraph 2.3 of Schedule Two and paragraph 1.5 of this Schedule Three, each Class B Share shall automatically convert into one (1) fully paid and non-assessable Class A Share (and, in certain circumstances expressly specified in paragraph 2.3 of Schedule Two, one (1) fully paid and non-assessable Class C Share) upon:
(a)
any sale or other Transfer, whether or not for value, of any such Class B Share to a Person who is not a Connected Person in respect of the Class B Shareholder or into the public market;
(b)
any Additional Permitted Transfer in circumstances where paragraph 2.3 of Schedule Two requires conversion; or
(c)
the Class B Shares ceasing to constitute at least one per cent. (1%) of the total issued and outstanding Shares of the Company;

in each case without any further action on the part of the Company, any Class B Shareholder or any other party (other than registration by the Transfer Agent).

48.3.
For the avoidance of doubt, no Class B Share shall convert as a result of a Permitted Transfer.
48.4.
Following the expiry of the Lock-Up Period, each Class B Shareholder may elect at any time to convert any Class B Share of which they are the holder into a fully paid and non-assessable Class A Share by written notice to the Company.
48.5.
If the Company shall at any time effect a division, split, combination or consolidation of the outstanding Class A Shares then the Company shall ensure that a corresponding and proportional adjustment is made to the number of Class A Shares into which the Class B Shares are convertible.

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PART B

CONVERSION OF CLASS C SHARES

48.6.
Each Class C Shareholder shall only be permitted:
(a)
to Transfer their Class C Shares during the IPO Lock-Up Period if it is a Permitted Transfer in accordance with paragraph 1 of Schedule Two; and
(b)
to Transfer their Class C Shares during the Liquidity Lock-Up Period if it is a Permitted Transfer or an Additional Permitted Transfer in accordance with paragraph 2 of Schedule Two.
48.7.
Subject to paragraph 1.8 of this Schedule Three, each Class C Share shall automatically convert into one (1) fully paid and non-assessable Class A Share upon:
(a)
any sale or other Transfer, whether or not for value, of any such Class C Share to a Person who is not a Connected Person in respect of the Class C Shareholder or into the public market;
(b)
any Additional Permitted Transfer in circumstances where paragraph 2.3 of Schedule Two requires conversion; or
(c)
the expiry of the Liquidity Lock-Up Period;

in each case without any further action on the part of the Company, any Class C Shareholder or any other party (other than registration by the Transfer Agent).

48.8.
If the Company shall at any time effect a division, split, combination or consolidation of the outstanding Class A Shares then the Company shall ensure that a corresponding and proportional adjustment is made to the number of Class A Shares into which the Class C Shares are convertible.
48.9.
Notwithstanding the foregoing, Class C Shares may be converted into Class A Shares upon the affirmative vote of holders representing at least 75% of the votes of the Class B Shares and Class C Shares voting as a single class; provided that this elective conversion may not occur prior to 18 months after the IPO Date. Any such vote may take place in writing or at a meeting of the holders of the Class B Shares and the Class C Shares. The conversion shall be effective upon such a vote being adopted without any further action on the part of the Company, any Class B Shareholder, any Class C Shareholder or any other party and the Transfer Agent shall register any such conversion.
48.10.
Notwithstanding the foregoing, certain Class C Shares may be converted into Class A Shares upon any sale by holders of Class C Shares who are permitted to sell such shares in the IPO as set forth in the Underwriting Agreement entered into in connection with the IPO and as contemplated by the Registration Statement; provided that such Transfer be approved by the Board of Directors (or any committee thereof). The Company shall undertake any such action as required in order to effect the conversion.

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SCHEDULE FOUR

RIGHTS OF PRE-EMPTION

49.
DEFINITIONS

In this Schedule Four to the Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Equity Securities	means any and all shares of the Company, securities of the Company convertible into, or exchangeable and exercisable for, such shares, and options, warrants or other rights to acquire such shares;
New Securities	means Equity Securities of the Company other than Exempted Securities issued after the IPO Date;
Exempted Securities

means:

(a)
Equity Securities issued (or to be issued) to employees, consultants, officers or directors of the Company or its subsidiaries, whether pursuant to share options, restricted share units, stock awards, employee share purchases, long-term incentive plans or similar equity-based plans or awards approved by Resolution of Directors;
(b)
Equity Securities issued as consideration for any (i) merger, consolidation or other business combination or purchase of assets involving the Company or (ii) recapitalisation, reorganisation, exchange of analogous actions of the Company or any of its subsidiaries;
(c)
Equity Securities issued in connection with a division of shares, dividends in specie or distributions, recapitalisation or any similar event approved in accordance with the Memorandum and the Articles; provided, in each case, that the event is pro rata to the

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ownership interests of each Shareholder; and (d) Equity Securities issued pursuant to any bona fide shareholder rights plan adopted by the Company.
50.
pre-emption rights of class b shares
50.1.
Notwithstanding that Section 46 of the Act shall not apply to the Company, the holders of the Class B Shares shall be entitled to subscribe for any New Securities in such proportions as necessary to maintain their proportional ownership and voting interests in the Shares of the Company. Any such New Securities issued to the holders of Class B Shares shall be issued in the form of Class B Shares, unless any holder of Class B Shares elects to receive such New Securities in the form of the class of securities being issued by the Company that gave rise to such right of pre-emption.
50.2.
Any offer of New Securities shall be made to the holders of the Class B Shares at a price and on such other terms and conditions no less favourable than such New Securities are proposed to be offered to such other persons.

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SCHEDULE FIVE

REGISTRATION RIGHTS

This Schedule Five to the Articles shall govern certain registration rights of the Class B Shareholders and Class C Shareholders, as set forth herein and pursuant to the Articles.

51.
DEFINITIONS
51.1.
Definitions. Capitalized terms used herein and not defined herein shall have the meaning set forth for such terms in the Articles. In addition to the words and terms defined elsewhere in this Schedule Five, the following terms and phrases shall, for purposes of this Schedule Five, have the meanings set forth below:

“Adverse Disclosure” means public disclosure of material non-public information, disclosure of which, in the good faith judgment of the Board of Directors, after consultation with outside legal counsel, (i) would be required to be made in any Registration Statement filed by the Company so that such Registration Statement would not be false or misleading in any material respect, (ii) would not be required to be made at such time but for the filing or publication of such Registration Statement, and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Applicable Securities Laws” means all Laws of any Governmental Entity applicable to the offer, issuance, registration and regulation of the Registrable Securities.

“Company Sale” has the meaning set forth in Section 2.2.

“Cutback Event” has the meaning set forth in Section 2.3(a).

“Demand Notice” has the meaning set forth in Section 2.1(b).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demand Registration Statement” has the meaning set forth in Section 2.1(a).

“Demand Request” has the meaning set forth in Section 2.1(a).

“Demand Suspension” has the meaning set forth in Section 2.1(c).

“Holdback” has the meaning set forth in Section 2.6(c).

“Holder” means each Class B Shareholder or Class C Shareholder.

“Laws” means: (i) any statute, decree, constitution, official rule, regulation, ordinance, code, requirement, order, judgment, decree, directive or other binding action of or by any Governmental Entity; (ii) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (iii) any legally binding judicial or administrative interpretation of application of any Law described in (i) or (ii) above; and (iv) any amendment or revision of any Law described in (i), (ii) or (iii) above.

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“Piggyback Registration” has the meaning set forth in Section 2.2.

“Preceding Registration Statement” has the meaning set forth in Section 2.4.

“Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, all amendments and supplements to such prospectus, including post-effective amendments, all related stock exchange listing materials and all other material incorporated by reference in such prospectus.

“Registrable Securities” means: (i) Class B Shares and Class C Shares, (ii) securities of the Company convertible into, or exchangeable or exercisable for, Class B Shares or Class C Shares, and (iii) any other securities issued or issuable with respect to, on account of or in exchange for, Registrable Securities or any securities into which Registrable Securities are converted, in each case, whether by stock split, stock dividend, recapitalization, merger, charter amendment or otherwise; provided that any Registrable Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act or declared effective or approved and published, as applicable, under the applicable Law of the relevant jurisdiction and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement or Prospectus, in each case in accordance with applicable laws, (B) such Registrable Securities have been sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or any other exemption from registration under applicable Law, (C) such Registrable Securities shall have been otherwise sold or transferred and, if applicable, new certificates for them not bearing a legend restricting transfer shall have been delivered by the Company and such securities may be publicly resold without registration or qualification under the Securities Act or any similar law then in force or under the applicable Law of the relevant jurisdiction, or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration Expenses” has the meaning set forth in Section 2.7.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all materials incorporated by reference in such registration statement.

“Selling Shareholders” means the Persons whose Registrable Securities are included in a registration pursuant to this Schedule Five.

“Underwritten Offering” means an offering in which Registrable Securities of the Company are sold to an underwriter or underwriters for reoffering to the public or in which an underwriter or underwriters commit to acquire such securities if and to the extent they are not acquired by third parties.

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52.
REGISTRATION RIGHTS
52.1.
Demand Registration.
(a)
For the duration of the Liquidity Lock-Up Period set forth in Schedule Two to the Articles, and subject to a limit of an aggregate of no more than two registrations per year, each Holder shall have the right to require the Company to effect the registration or listing of all or a portion of the Registrable Securities held by such Holder (a “Demand Request”) in a public offering (a “Demand Registration”); provided that any Holder or group of Holders making such request shall propose to register Registrable Securities with an aggregate price to the public, based upon the market price of Class A Shares, of not less than US$100,000,000 or, if such Holder or group of Holders making the demand propose to register less than such amount, additional Holders shall propose to join such registration such that the total amount of Registrable Securities shall have an aggregate price to the public, based upon the market price of Class A Shares, of not less than US$100,000,000. Each Demand Request shall specify the number of Registrable Securities to be registered. The Company shall file as expeditiously as reasonably possible a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”) and shall use its reasonable best efforts to effect such registration under applicable Law in the form of an Underwritten Offering.
(b)
Promptly upon receipt of any request for a Demand Registration pursuant to Section 2.1(a) (but in no event more than 10 business days thereafter), the Company shall deliver a written notice of any such registration request specifying the number of Registrable Securities requested to be registered and the intended method of distribution of the Registrable Securities (a “Demand Notice”) to all other Holders of Registrable Securities.
(c)
If the filing, initial effectiveness, publication or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure or to utilize financial statements that in the opinion of the independent public accountants of the Company do not comply with applicable Law, the Company may, upon giving prompt written notice of such action to the Holders of Registrable Securities proposed to be covered by such Demand Registration Statement, delay the filing, publication or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided that in the case of an Adverse Disclosure such Demand Suspensions shall not extend for more than 90 days in any 12-month period. In the case of a Demand Suspension, the Holders of Registrable Securities proposed to be covered by such Demand Registration Statement agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately (i) notify the Holders of Registrable Securities proposed to be covered by such Demand Registration Statement upon the termination of any Demand Suspension, (ii) amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission therein, and (iii) furnish to such Holders such numbers of copies of the Prospectus as so amended or supplemented as such Holders may reasonably request.
(d)
The Company shall have the right to select the underwriter or underwriters to administer any Demand Registration.

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52.2.
Piggyback Registration. For the duration of the Liquidity Lock-Up Period set forth in Schedule Two to the Articles, and subject to a limit of an aggregate of no more than two registrations per year, if the Company at any time proposes to file or publish a Registration Statement with respect to any offering of its securities for its own account or for the account of any other Persons (other than a Registration Statement (x) on Form S-4, F-4 or S-8 or any similar or successor form to such forms or (y) filed in connection with any business combination or acquisition involving the Company (such registration, a “Company Sale”)), then, as soon as practicable (but in no event less than 15 business days prior to the proposed date of filing or publishing, as the case may be, of such Registration Statement), the Company shall give written notice of such proposed filing to all Holders and such notice shall offer the Holders the opportunity, subject to Section 2.3, to register under such Registration Statement such number of Registrable Securities as each such Holder or group of Holders may request in writing (a “Piggyback Registration”); provided that any such Piggyback Registration shall have an aggregate price to the public, based upon the market price of Class A Shares, of not less than US$100,000,000 or, if such Holder or group of Holders making the request propose to register less than such amount, additional Holders shall propose to join such registration such that the total amount of Registrable Securities shall have an aggregate price to the public, based upon the market price of Class A Shares, of not less than US$100,000,000. Pursuant and subject to Section 2.3, the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 10 days after the receipt by such Holder of any such notice; including, if necessary, filing with the SEC an amendment or a supplement to such Registration Statement or the related Prospectus or any document incorporated therein by reference or filing any other required document or otherwise supplementing or amending such Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act, any Applicable Securities Laws, any state securities or blue sky laws, or any rules and regulations thereunder; provided that if at any time after giving written notice of its intention to register any Registrable Securities of the Company and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of all such Registrable Securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register all such Registrable Securities, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) in the case of a determination to delay registering all such Registrable Securities, shall be permitted to delay registering such Registrable Securities. If the offering pursuant to such Registration Statement is to be an Underwritten Offering, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2 must, and the Company shall make such arrangements with the underwriters so that each such Holder may, participate, subject to Section 2.3, in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2 must, and the Company will make such arrangements so that each such Holder may, participate, subject to Section 2.3, in such offering on such basis. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

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52.3.
Priority on Registrations
(a)
Notwithstanding anything to the contrary in this Schedule Five, if the managing underwriter(s) of a registered offering of Registrable Securities advise(s) the Company that in its (their) reasonable opinion the number of Registrable Securities requested to be included in any registration pursuant to this Article 2 exceeds the number which can be sold without adversely affecting the price, timing or distribution of the Registrable Securities offered or on the marketability or probability of success of such offering (including an adverse effect on the per share offering price) (a “Cutback Event”), the Company will include in such registration or prospectus only such number of Registrable Securities of the Holders that in the reasonable opinion of such managing underwriter(s) can be sold without causing a Cutback Event, which Registrable Securities will be allocated as follows:
(i)
for a registration pursuant to Section 2.1, Registrable Securities proposed to be registered by the Company and Registrable Securities proposed to be offered by Holders, pro rata on the basis of their respective ownership interest in the Company at the time of the offering; and
(ii)
for Piggyback Registrations pursuant to Section 2.2, first, Registrable Securities proposed to be registered by the Company; second, Registrable Securities of Holders who have requested registration of their Registrable Securities pursuant to Section 2.2, pro rata on the basis of their respective ownership interest in the Company at the time of the offering; and third, any Registrable Securities proposed to be registered by any other Person.
52.4.
Black-out Periods. The Company shall not be obligated to file any Registration Statement during the period (A) commencing with the date on which either (1) the Company previously received a request to file a Registration Statement pursuant to Section 2.1 or (2) the Company, pursuant to Section 2.2, previously or simultaneously notified the Holders of its intention to file a Registration Statement (in either case, such Registration Statement being hereinafter referred to as the “Preceding Registration Statement”) and (B) ending with the earliest of (1) if such Preceding Registration Statement has been filed but has not become effective, 180 days following the filing of such Preceding Registration Statement, (2) if such Preceding Registration Statement has not been filed, 270 days after notification of intention to file, (3) if such Preceding Registration Statement has become effective, 180 days after such Preceding Registration Statement has become effective (subject to any period after such Preceding Registration Statement becomes effective, which the managing Underwriter has designated as the minimum period during which the Company and the Holders shall not engage in any new registered offerings) and (4) the date of abandonment by the Company of its intention to file such Preceding Registration Statement or the date of withdrawal of a Demand Request under Section 2.1.
52.5.
Registration Procedures.
(a)
In the event that a Holder requests that its Registrable Securities be registered pursuant to this Article 2, the Company will use its reasonable best efforts to effect the registration to permit the

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sale of such Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as reasonably practicable, and in connection therewith the Company will:
(i)
prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to the Selling Shareholders and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Selling Shareholders, the Selling Shareholders (and the underwriter(s), if any) shall have a reasonable opportunity to review and comment thereon;
(ii)
prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be required to keep such Registration Statement effective for a period of not less than 120 days, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of Applicable Securities Law with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Selling Shareholders set forth in such Registration Statement;
(iii)
furnish to the Selling Shareholders such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as any underwriter(s) or Selling Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities;
(iv)
use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any underwriter(s) or Selling Shareholder reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable any Selling Shareholders and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Securities; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;
(v)
use its reasonable best efforts to prevent the occurrence of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective as provided under Section 2.5(a)(ii));

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(vi)
in the case of an Underwritten Offering, (A) enter into such agreements (including underwriting agreements in customary form) as are customary in an Underwritten Offering and all of the representations and warranties by, and the other agreements on the part of, the Company in the underwriting agreement and other agreements to and for the benefit of such underwriters, shall also be made for the benefit of the Selling Shareholders for the limited purpose of their participation in such offering, (B) take all such other actions as the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, using best efforts to cause senior management and other Company personnel to cooperate with the Selling Shareholders and the underwriter(s) in connection with performing due diligence) and (C) use its reasonable best efforts to cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary Underwritten Offerings, addressed and delivered to the underwriter(s);
(vii)
cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Applicable Securities Laws and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(viii)
use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which the equity securities of the Company are then listed, if any;
(ix)
provide a transfer agent and registrar for all Registrable Securities not later than the effective date of such Registration Statement;
(x)
if requested, use its reasonable best efforts to cause to be delivered, immediately prior to the pricing of any Underwritten Offering, immediately prior to the effectiveness of each Registration Statement (and, in the case of an Underwritten Offering, at the time of closing of the sale of the Registrable Securities pursuant thereto), letters from the Company’s independent registered public accountants addressed to each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act (and the applicable rules and regulations adopted by the SEC thereunder) or other Applicable Securities Laws, rule or regulation, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings; and
(xi)
promptly notify the Selling Shareholders and the underwriter(s) of the following events, if any:

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(A)
when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(B)
of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;
(C)
of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement;
(D)
of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the Applicable Securities Laws of any jurisdiction; and
(E)
of any event that requires the making of any changes in any Registration Statement or the Prospectus included therein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (at the request of any Selling Shareholders or any underwriter(s), the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading).
(b)
Each Holder agrees that, upon receipt of any notice from the Company pursuant to Section 2.5(a)(xi)(B) through (a)(xi)(E), such Holder will discontinue disposition of any Registrable Securities until such Holder’s receipt of copies of a supplemental or amended Prospectus or until advised in writing (the “Advice”) by the Company and its outside legal counsel that the use of the applicable Prospectus may be resumed. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or receives Advice.
52.6.
Underwritten Offerings.
(a)
If requested by the underwriters for any Underwritten Offering, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and the underwriters. Such agreement shall contain such representations and warranties by the Company and such other terms as are generally customary and prevailing in agreements of that type, including, without limitation, indemnities generally to the effect and to the extent of those provided in Section 2.8. The Holders of any Registrable Securities to be included in any Underwritten Offering by such underwriters shall enter into such underwriting agreement at the request of the underwriters. The Company will use its commercially reasonable efforts to ensure that no underwriter shall require any Holder to make any representations or warranties to or agreements with the Company or

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the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representations required by law, and if, despite the Company’s commercially reasonable efforts, an underwriter requires any Holder to make additional representations or warranties to, or agreements with, such underwriter, such Holder may elect not to participate in such Underwritten Offering (but shall not have any claims against the Company as a result of such election). Any liability of such Holder to any underwriter or other person under such underwriting agreement shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.
(b)
No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
(c)
Each Holder agrees, if so required by the managing underwriter of any underwritten registration pursuant to Section 2.1 or 2.2, that it will agree to Holdbacks to the extent that (A) such Holdbacks apply to the Company and Selling Shareholders on equal or more restrictive terms and (B) such Holdbacks are limited to no more than 90 days after the Registration Statement for such Underwritten Offering has become effective. For the purpose of this Schedule Five, to “Holdback” is to refrain from selling, making any short sale of, loaning, granting any option for the purchase of, effecting any public sale or distribution of or otherwise disposing of any equity securities of the Company, except as part of such underwritten registration, whether or not such Holder participates in such registration. Each Holder agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce such Holdbacks. The Company agrees (A) if so required by the managing underwriter, that it would be subject to the same Holdbacks as the holders of Registrable Securities, except pursuant to registrations on Form F-4, S-4, S-8 or any successor or similar forms thereto, and (B) to cause each holder of its securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of the Articles (other than in a public offering) to agree to such Holdbacks. Any discretionary waiver or termination of the Holdback by the Company or the managing underwriter shall apply to all Holders on a pro rata basis. Notwithstanding anything to the contrary set forth in this Schedule Five, nothing herein shall prevent any Holder that is a partnership, limited liability company or corporation from transferring Registrable Securities to an Affiliate of such Holder; provided that each such transferee agrees in writing to become subject to the terms of this Schedule Five and agrees to be bound by the Holdback.
52.7.
Expenses.
(a)
All expenses incurred in connection with each Demand Registration or a Piggyback Registration pursuant to, and incident to the Company’s performance of or compliance with, this Article 2, including, without limitation, (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) listing application fees, printing expenses, transfer agent’s

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and registrar’s fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto and (iv) fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company and the fees and disbursements of one (1) counsel for all Selling Shareholders with Registrable Securities included in such registration (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. All underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities shall be borne ratably by all Selling Shareholders in proportion to the number of their respective Registrable Securities that are included in such registration. The Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities on the exchange or automated quotation system on which they are listed.
(b)
The obligation of the Company to bear the Registration Expenses described in Section 2.7(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.
52.8.
Indemnification.
(a)
The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Shareholder and each underwriter and each of their respective officers, directors, employees and Affiliates and each Person who controls such Selling Shareholder and each such underwriter (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, or actions or proceedings, whether commenced or threatened, in respect thereof, and expenses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of Applicable Securities Laws, except insofar as the same are made in reliance and in conformity with written information prepared and furnished to the Company by such Selling Shareholder or such underwriter, as the case may be, expressly for use therein. In addition, the Company will reimburse such Selling Shareholder and each such director, officer, shareholder, underwriter and controlling Person of such Selling Shareholder for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding.
(b)
In connection with any Registration Statement that includes Registrable Securities owned by any Selling Shareholder, such Selling Shareholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and will indemnify and hold harmless the Company, severally and not jointly, its directors and officers, each underwriter and each other Person who controls the Company (within the meaning of the Securities Act) and each such underwriter

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against any losses, claims, damages or liabilities, to which the Company or any such director or officer, any such underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such Prospectus or preliminary Prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Selling Shareholder expressly for use therein, and such Selling Shareholder will reimburse the Company and each such director, officer, shareholder, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the obligation to indemnify and hold harmless will be limited to the net amount of proceeds received by such Selling Shareholder from the sale of Registrable Securities pursuant to such Registration Statement.
(c)
Any person entitled to indemnification pursuant to this Schedule Five shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification pursuant to this Schedule Five to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement (x) which cannot be settled in all respects by the payment of money (and provided that such money is so paid by the indemnifying party pursuant to the terms of such settlement) or (y) which includes a statement or admission of fault or culpability on the part of such indemnified party or does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(d)
The provisions of this Section 2.8 shall survive the transfer of securities and any termination of this Schedule Five.

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(e)
If the indemnification provided for in or pursuant to this Section 2.8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of a Selling Shareholder be greater in amount than the amount of net proceeds received by such Selling Shareholder upon such sale.
(f)
The remedies provided for in this Section 2.8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
52.9.
Rule 144. To the extent the Registrable Securities are registered under the Securities Act, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it shall take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144 and 144A under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation adopted by the SEC.
52.10.
Termination of Registration Rights. The rights of a Holder under this Article 2 will terminate at such time as all of the Registrable Securities held by such Holder have been sold in a public offering or may be sold by such Holder to the public on any market on which such Registrable Securities are traded without any restriction as to volume. The provisions of Section 2.8 shall survive any termination of this Schedule Five.
53.
MISCELLANEOUS
53.1.
Notices. Any notice, request, claim, demand, waiver, instruction or other communication required or permitted to be given under this Schedule Five by a party shall be in writing (in English) and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by an internationally recognized private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by electronic mail, with confirmation of receipt, if sent prior to 5:00 p.m. (Eastern time), or if sent later, then on the next business day; provided that no undeliverable message is received by the sender, or (d) on the fifth business day after the date mailed, by certified or registered mail, return receipt

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requested, postage prepaid. Such communications, to be valid, must be addressed to such address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).
53.2.
No Third Party Beneficiaries. This Schedule Five is solely for the benefit of the Holders and their respective successors and permitted assigns, and nothing in this Schedule Five, express or implied, is intended to or will confer on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Schedule Five.

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